Exhibit 99.1

THIRD QUARTER 2012

FINANCIAL SUPPLEMENT

If you need further information, please contact:

Aarti Bowman, Investor Relations

901-523-4017

aagoorha@firsthorizon.com

FHN TABLE OF CONTENTS

Other Information

This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (“FHN”) most recent press release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.

Use of Non-GAAP Measures

Certain ratios are included in this financial supplement that are non-GAAP, meaning they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. FHN’s management believes such ratios are relevant to understanding the capital position and results of the Company. The non-GAAP ratios presented in this financial supplement are tangible common equity to tangible assets, tangible book value per common share, tier 1 common to risk weighted assets, adjusted tangible common equity to risk weighted assets, and net interest margin adjusted for fully taxable equivalent (“FTE”). These ratios are reported to FHN’s management and Board of Directors through various internal reports. Additionally, disclosure of non-GAAP capital ratios provides a meaningful base for comparability to other financial institutions as demonstrated by their use by the various banking regulators in reviewing the capital adequacy of financial institutions. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by FHN. Tier 1 capital is a regulatory term and is generally defined as the sum of core capital (including common equity and instruments that can not be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations. Also a regulatory term, risk weighted assets includes total assets adjusted for credit risk and is used to determine regulatory capital ratios. Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 27 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

Regional Banking

•	Traditional lending and deposit taking, investments, financial planning, trust services, asset management, and cash management

•	Correspondent banking which provides credit, depository, and other banking related services to other financial institutions

Capital Markets

•	Fixed income sales, trading, and strategies for institutional clients in the U.S. and abroad

•	Other capital markets products such as portfolio advisory, derivatives, and loan trading

Corporate

•

Executive management, enterprise-wide risk management, corporate, finance, corporate communications, tax credit investment activities, legal functions and funding for the corporation including any impact from balance sheet positioning

•	Various charges related to restructuring, repositioning, and efficiency initiatives

Non-Strategic

•	Wind-down businesses that include:

•	National consumer lending loan portfolios

•	Trust preferred loan portfolio

•	Legacy mortgage servicing

•

Exited businesses such as First Horizon Msaver, Inc. (“Msaver”), First Horizon Insurance, Inc. (“FHI”), and Highland Capital Management Corporation (“Highland Capital”) and associated restructuring, repositioning, and efficiency charges

FHN PERFORMANCE HIGHLIGHTS

Summary of Third Quarter 2012 Significant Items

Segment	Item	Income Statement	Amount	Comments

Primarily Non Strategic	Loan Loss Provision	Provision for loan losses	$(~30) million	Incremental loan loss provisioning associated with charging down secured loans discharged in bankruptcy to estimate of collateral value less disposition costs

Non Strategic	Legal Settlement	Noninterest Expense: Other	$(6.6) million	Pre-tax loss related to a legal settlement

Corporate & Non Strategic	Restructuring, Repositioning, and Efficiency Initiatives	Primarily Employee compensation, incentives, and benefits	$(2.6) million	Primarily pre-tax severance related costs associated with efficiency initiatives within corporate and bank service functions

(Third Quarter 2012 vs. Second Quarter 2012)

Consolidated

•	Net income available to common shareholders was $25.8 million, or $.10 per diluted share, compared to net loss of $124.8 million, or $.50 loss per diluted share in prior quarter

•	Net interest income (“NII”) increased slightly in third quarter to $173.5 million; net interest margin (“NIM”) decreased to 3.15 percent from 3.16 percent

•

The increase in NII is primarily attributable to an increase in loan balances within the regional bank, partially offset by a decline in loan fees and impact of lower securities and loan reinvestment rates

•	The slight decline in NIM is driven by a decrease in loan fees and lower reinvestment rates which were partially offset by a decline in excess cash held at the Fed

•	Noninterest income (including securities gains) was $163.5 million in third quarter, an increase of $4.6 million from second quarter

•	Increase primarily driven by higher fixed income sales revenue within capital markets in third quarter

•	Provision expense was $40.0 million in third quarter compared to $15.0 million in second quarter

•

Third quarter includes approximately $30 million related to incremental loan loss provisioning associated with implementation of recently issued regulatory guidance (See detailed discussion under Asset Quality)

•	Noninterest expense was $263.2 million in third quarter compared to $527.2 million in second quarter

•	Decrease primarily driven by repurchase and foreclosure provision recognized in second quarter

•

Period-end loans were $16.5 billion for the third quarter compared to $16.2 billion in second quarter; average loan balances were $16.4 billion for third quarter compared to $16.0 billion in second quarter

•	Increase in the loan portfolio is primarily driven by an increase in loans to mortgage companies, partially offset by continued run-off within the non-strategic portfolios

•	Average core deposits decreased to $15.3 billion in third quarter from $15.6 billion in second quarter, period-end increased 1 percent to $15.7 billion

Regional Banking

•	Net interest income increased $2.5 million to $150.4 million in third quarter; NIM decreased to 4.92 percent from 5.13 percent

•	Increase in NII primarily attributable to higher loan balances (loans to mortgage companies and real estate installment loans) partially offset by lower loan fees in third quarter

•	Decline in NIM is driven by lower reinvestment rates and loan fees in third quarter

•	Provision was $4.3 million in third quarter compared to $4.8 million in prior quarter

•	Decrease in commercial reserves largely driven by improvement in CRE portfolios; consumer reserves relatively flat from prior quarter

•	Period-end loans increased $500.2 million to $12.5 billion primarily due to an increase in loans to mortgage companies

•	Noninterest income decreased slightly to $64.0 million in third quarter from $64.8 million in prior quarter

•	Noninterest expense decreased to $141.2 million in third quarter from $142.7 million in second quarter

•	Decrease partially offset by an increase in fair value adjustments on foreclosed property

Capital Markets

•	Fixed income sales revenue increased to $74.2 million in third quarter from $68.2 million in second quarter

•	Fixed income average daily revenue (“ADR”) was $1.2 million in third quarter compared to $1.1 million in second quarter

•	Noninterest expenses increased to $64.6 million in third quarter from $60.9 million in prior quarter

•	Variable compensation costs increased consistent with the increase in fixed income ADR

Corporate

•	NII was negative $5.3 million in third quarter compared to negative $4.7 million in second quarter

•	Noninterest income was $7.9 million in third quarter compared to $3.8 million in prior quarter

•	Increase primarily resulting from higher deferred compensation driven by market conditions; changes in income are mirrored by changes in deferred compensation expense

•	Third quarter includes $.9 million of interest related to a tax refund

•	Noninterest expense increased to $22.0 million in third quarter from $19.8 million in prior quarter

•	Third quarter increase was largely driven by an increase in deferred compensation expense and a $1.5 million impairment charge related to tax credit investments

•	These increases were partially offset by a $1.8 million gain related to clean-up calls for first lien securitizations and a $1.8 million franchise tax adjustment

Non-Strategic

•	NII was relatively flat at $23.6 million in third quarter

•	Provision expense increased to $35.7 million in third quarter from $10.2 million in prior quarter

•	Increase associated with implementation of recently issued regulatory guidance; largely attributable to second liens in the consumer real estate portfolio (home equity lines and loans)

•	Noninterest income (including securities gains) decreased to $10.8 million in third quarter from $15.3 million in prior quarter

•	Mortgage banking income was relatively flat at $8.9 million

•	Second quarter includes a $5.1 million gain on sale of a venture capital investment

FHN PERFORMANCE HIGHLIGHTS (continued)

(Third Quarter 2012 vs. Second Quarter 2012)

Non-Strategic (continued)

•	Noninterest expense decreased $268.4 million in third quarter to $35.4 million

•	No provision for repurchase and foreclosure losses was recognized in third quarter; recognized $250.0 million in second quarter

•

The $250.0 million charge to the repurchase and foreclosure provision in prior quarter reflects a change in estimate of FHN’s repurchase obligations for alleged breaches of reps and warranties related to mortgage loans sold to Fannie and Freddie

•	Reserve levels declined $68.5 million in third quarter to $291.9 million

•	The decline in repurchase reserves reflects charge-offs on resolutions in third quarter

•	Active pipeline increased to $446.3 million from $430.6 million in prior quarter

•	Repurchase/make whole requests were $392.9 million as of the end of the third quarter and primarily relate to requests from Fannie/Freddie

•	Cumulative average rescission rates ranging between 45 percent and 55 percent with cumulative average loss severities ranging between 50 percent and 60 percent

•	Third quarter includes a $6.6 million loss accrual related to a legal settlement compared to a $22.0 million accrual in the prior quarter

Asset Quality

•

Consumer portfolios, primarily consumer real estate, affected by recently issued regulatory guidance related to secured loans discharged in bankruptcy (“discharged bankruptcies”) when loan has not been reaffirmed by the borrower

•	Such loans are charged down to estimated collateral value less disposition costs (net realizable value)

•	Remaining balances reported as nonperforming loans and troubled debt restructurings

•	Guidance applies regardless of payment status

•	Allowance as a percentage of loans ratio decreased to 171 basis points from 198 basis points in prior quarter

•	The allowance decreased by $39.3 million to $281.7 million and period end loan balances increased $338.0 million in third quarter to $16.5 billion

•	Provision expense increased to $40.0 million during third quarter from $15.0 million in prior quarter

•	Approximately $30 million associated with implementation of recently issued regulatory guidance

•	Annualized net charge-offs increased to 192 basis points of average loans from 101 basis points in prior quarter

•	Net charge-offs were $79.3 million in third quarter compared to $40.0 million in prior quarter

•	Third quarter net charge-offs include $40.0 million of charge-offs associated with implementation of recently issued regulatory guidance

•	Nonperforming assets (“NPAs”) decreased 4 percent from prior quarter; NPA ratio declined to 215 basis points from 232 basis points

•	Consumer NPLs (including loans held-for-sale) increased 13 percent to $185.5 million in third quarter; increase largely driven by implementation of recently issued regulatory guidance

•	Approximately 80 percent of the loans placed on NPL as a result of recently issued regulatory guidance are current

•	Commercial NPLs decreased 15 percent to $214.3 million in third quarter

•	A portion of the decline is driven by a large CRE relationship that was returned to accrual status in third quarter

•	Troubled debt restructurings (“TDRs”) were $543.3 million at the end of third quarter compared with $478.1 million prior quarter

•	The increase in third quarter reflects the impact of implementing recently issued regulatory guidance

•	Commercial Portfolio:

•	Reserves decreased $18.3 million from prior quarter primarily driven by the residential CRE portfolio within the regional bank

•	Reserve levels reflect continued aggregate improvement of the portfolio

•	Some upgrades within the TRUPs and bank stock portfolio; three TRUPS came out of deferral totaling $22.0 million (excluding LOCOM)

•	Consumer Portfolio

•	Reserves decreased $21.0 million in third quarter from $168.9 million in second quarter driven by the consumer real estate portfolio within the non-strategic segment

•	$10.0 million of the reserve decrease was associated with charging down discharged bankruptcies to estimated collateral value; reserves no longer required for these loans

•	Balances of consumer real estate loans increased within the regional banking segment and were offset by runoff from the non-strategic portfolios

•	30+ Delinquencies increased 6 percent to $74.1 million in third quarter; somewhat affected by seasonality and staffing within the default servicing function

•	Reserves for the permanent mortgage portfolio decreased $2.9 million; allowance to loans decreased to 3.15 percent from 3.77 percent

•	Period end balances increased $52.5 million to $791.3 million in third quarter due to exercise of cleanup calls

•	30+ Delinquencies increased $11.3 million to $22.3 million in third quarter; increase somewhat affected by seasonality

•	Approximately half of the increase relates to a small number of large balance loans

Taxes

•	Third quarter includes $7.7 million of positive effect from permanent tax credits

•	Permanent credits primarily relate to tax credit investments, life insurance, and tax exempt interest

Capital and Liquidity

•	Paid $0.01 per share dividend October 1, 2012

•	Repurchased shares costing $14.9 million in third quarter under the $200 million stock repurchase program

•	Repurchased shares costing $140.5 million since the program’s inception

•	Volume weighted average price for all share repurchases under the stock repurchase program of $8.38 per share (before $.03 per share broker commission)

•	Capital ratios (regulatory capital ratios estimated based on period-end balances)

•	8.13% for tangible common equity to tangible assets

•	13.14% for Tier 1

•	15.98% for Total Capital

•	10.68% for Tier 1 Common

FHN CHARGES FOR RESTRUCTURING, REPOSITIONING, & EFFICIENCY INITIATIVES

Quarterly, Unaudited

(Thousands)	3Q12	2Q12	1Q12	4Q11	3Q11
By Income Statement Impact
Noninterest income
Mortgage banking (a)	$—	$(2,287)	$—	$—	$—
All other income and commissions	—	—	—	—	1,200
Gain on divestiture	—	—	200	—	—
Noninterest expense
Employee compensation, incentives, and benefits	2,730	2,191	(152)	3,760	2,128
Occupancy	41	(219)	44	39	1,031
Legal and professional fees	—	—	15	(27)	—
All other expense	—	12	5	220	74

Total gain/(loss) before income taxes	(2,771)	(4,271)	288	(3,992)	(2,033)
Income/(loss) from discontinued operations (b)	180	485	(96)	(84)	8,951

Net impact resulting from restructuring, repositioning, and efficiency initiatives	$(2,591)	$(3,786)	$192	$(4,076)	$6,918

(a)	Reflects adjustment due to contingencies associated with prior mortgage servicing sales.
(b)	Includes amounts related to Msaver, First Horizon Insurance, and Highland Capital.

FHN CONSOLIDATED SUMMARY RESULTS

Quarterly, Unaudited

						3Q12 Changes vs.
(Dollars in thousands, except per share data)	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
Income Statement Highlights
Net interest income	$173,465	$172,675	$171,929	$178,877	$176,340	*	(2)%
Noninterest income	163,538	153,842	202,113	180,993	185,725	6%	(12)%
Securities gains/(losses), net	—	5,065	328	203	35,162	NM	NM

Total revenue	337,003	331,582	374,370	360,073	397,227	2%	(15)%

Noninterest expense	263,169	527,177	321,994	312,036	322,708	(50)%	(18)%
Provision for loan losses	40,000	15,000	8,000	10,000	32,000	NM	25%

Income/(loss) before income taxes	33,834	(210,595)	44,376	38,037	42,519	NM	(20)%
Provision/(benefit) for income taxes	5,260	(88,178)	10,570	(526)	8,367	NM	(37)%

Income/(loss) from continuing operations	28,574	(122,417)	33,806	38,563	34,152	NM	(16)%
Income/(loss) from discontinued operations, net of tax	108	487	(435)	(752)	4,828	(78)%	(98)%

Net income/(loss)	28,682	(121,930)	33,371	37,811	38,980	NM	(26)%

Net income attributable to noncontrolling interest	2,875	2,844	2,844	2,871	2,875	1%	*

Net income/(loss) available to common shareholders	$25,807	$(124,774)	$30,527	$34,940	$36,105	NM	(29)%

Common Stock Data
Diluted EPS from continuing operations	$0.10	$(0.50)	$0.12	$0.13	$0.12	NM	(17)%
Diluted EPS	$0.10	$(0.50)	$0.12	$0.13	$0.14	NM	(29)%
Diluted shares (thousands)	248,306	249,104	255,369	260,372	262,803	*	(6)%
Period-end shares outstanding (thousands)	247,134	248,810	252,667	257,468	263,619	(1)%	(6)%
Cash dividends declared per share	$0.01	$0.01	$0.01	$0.01	$0.01

Balance Sheet Highlights (Period-End)
Total loans, net of unearned income (Restricted - $ .1 billion) (a)	$16,523,783	$16,185,763	$15,971,330	$16,397,127	$16,241,402	2%	2%
Total deposits	16,228,111	16,117,443	16,935,170	16,213,009	15,698,255	1%	3%
Total assets (Restricted - $ .1 billion) (a)	25,739,830	25,492,955	25,678,969	24,789,384	25,571,469	1%	1%
Total liabilities (Restricted - $ .1 billion) (a)	23,207,942	22,978,549	23,004,796	22,104,747	22,828,239	1%	2%
Total equity	2,531,888	2,514,406	2,674,173	2,684,637	2,743,230	1%	(8)%

Asset Quality Highlights
Allowance for loan losses (Restricted - $ 4.4 million) (a)	$281,744	$321,051	$346,016	$384,351	$449,645	(12)%	(37)%
Allowance / period-end loans	1.71%	1.98%	2.17%	2.34%	2.77%
Net charge-offs (b)	$79,307	$39,965	$46,335	$75,294	$106,446	98%	(25)%
Net charge-offs (annualized) / average loans (b)	1.92%	1.01%	1.16%	1.84%	2.65%
Non-performing assets (NPA)	$450,391	$466,873	$511,320	$521,161	$582,572	(4)%	(23)%
NPA % (c)	2.15%	2.32%	2.56%	2.57%	3.02%

Key Ratios & Other
Return on average assets (annualized) (d)	0.45%	(1.96)%	0.53%	0.60%	0.62%
Return on average common equity (annualized) (e)	4.59%	(21.06)%	5.15%	5.69%	5.90%
Net interest margin (f)(g)	3.15%	3.16%	3.12%	3.23%	3.23%
Fee income to total revenue (h)	48.53%	47.12%	54.03%	50.29%	51.30%
Efficiency ratio (i)	78.09%	161.45%	86.08%	86.71%	89.13%
Book value per common share	$9.05	$8.92	$9.42	$9.28	$9.29
Tangible book value per common share (g)	$8.41	$8.28	$8.78	$8.66	$8.68
Adjusted tangible common equity to risk weighted assets (g)	10.03%	9.97%	10.88%	10.80%	11.09%
Market capitalization (millions)	$2,379.9	$2,152.2	$2,622.7	$2,059.7	$1,571.2
Full time equivalent employees	4,585	4,619	4,629	4,718	4,812	(1)%	(5)%

NM - Not meaningful

*	Amount is less than one percent.
(a)	Restricted balances parenthetically presented are as of September 30, 2012.
(b)	3Q12 includes approximately $40 million of charge-offs associated with the implementation of recently issued regulatory guidance.
(c)	NPAs related to the loan portfolio over period-end loans plus foreclosed real estate and other assets.
(d)	Calculated using net income.
(e)	Calculated using net income available to common shareholders.
(f)	Net interest margin is computed using total net interest income adjusted for FTE.
(g)	Refer to the Non-GAAP to GAAP Reconciliation on page 27 of this financial supplement.
(h)	Ratio excludes securities gains/(losses).
(i)	Noninterest expense divided by total revenue excluding securities gains/(losses).

FHN CONSOLIDATED INCOME STATEMENT

Quarterly, Unaudited

						3Q12 Changes vs.
(Thousands)	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
Interest income	$200,516	$200,735	$201,503	$209,715	$208,360	*	(4)%
Less: interest expense	27,051	28,060	29,574	30,838	32,020	(4)%	(16)%

Net interest income	173,465	172,675	171,929	178,877	176,340	*	(2)%
Provision for loan losses (a)	40,000	15,000	8,000	10,000	32,000	NM	25%

Net interest income after provision for loan losses	133,465	157,675	163,929	168,877	144,340	(15)%	(8)%

Noninterest income:
Capital markets	80,773	74,913	106,743	87,756	99,557	8%	(19)%
Mortgage banking	10,373	9,889	23,341	18,008	12,751	5%	(19)%
Deposit transactions and cash management (b)	30,352	30,123	28,741	31,349	35,701	1%	(15)%
Trust services and investment management	6,055	6,477	5,808	5,822	6,086	(7)%	(1)%
Brokerage management fees and commissions	8,699	8,759	8,496	7,572	9,576	(1)%	(9)%
Insurance commissions	946	830	568	1,399	739	14%	28%
Securities gains/(losses), net (c)	—	5,065	328	203	35,162	NM	NM
Gain on divestiture	—	—	200	—	—	NM	NM
Other (d)	26,340	22,851	28,216	29,087	21,315	15%	24%

Total noninterest income	163,538	158,907	202,441	181,196	220,887	3%	(26)%

Adjusted gross income after provision for loan losses	297,003	316,582	366,370	350,073	365,227	(6)%	(19)%

Noninterest expense:
Employee compensation, incentives, and benefits	153,970	149,616	175,458	149,013	153,540	3%	*
Repurchase and foreclosure provision (e)	—	250,000	49,256	45,033	52,791	NM	NM
Operations services	8,702	9,477	9,127	10,601	11,978	(8)%	(27)%
Occupancy	13,059	11,486	12,119	12,168	13,523	14%	(3)%
Legal and professional fees	12,295	8,417	6,067	12,708	18,132	46%	(32)%
FDIC premium expense	7,532	6,801	6,336	5,504	5,904	11%	28%
Computer software	10,260	9,960	9,465	9,507	8,689	3%	18%
Contract employment and outsourcing	10,187	10,844	11,115	12,514	14,352	(6)%	(29)%
Equipment rentals, depreciation, and maintenance	7,931	7,789	7,616	7,748	8,795	2%	(10)%
Foreclosed real estate	2,968	1,908	4,170	4,793	4,691	56%	(37)%
Communications and courier	4,722	4,484	4,499	4,384	4,428	5%	7%
Miscellaneous loan costs	577	1,298	1,327	1,354	959	(56)%	(40)%
Amortization of intangible assets	979	979	973	1,000	1,004	*	(2)%
Other (d)	29,987	54,118	24,466	35,709	23,922	(45)%	25%

Total noninterest expense	263,169	527,177	321,994	312,036	322,708	(50)%	(18)%

Income/(loss) before income taxes	33,834	(210,595)	44,376	38,037	42,519	NM	(20)%
Provision/(benefit) for income taxes	5,260	(88,178)	10,570	(526)	8,367	NM	(37)%

Income/(loss) from continuing operations	28,574	(122,417)	33,806	38,563	34,152	NM	(16)%
Income/(loss) from discontinued operations, net of tax	108	487	(435)	(752)	4,828	(78)%	(98)%

Net income/(loss)	28,682	(121,930)	33,371	37,811	38,980	NM	(26)%

Net income attributable to noncontrolling interest	2,875	2,844	2,844	2,871	2,875	1%	*

Net income/(loss) available to common shareholders	$25,807	$(124,774)	$30,527	$34,940	$36,105	NM	(29)%

NM - Not meaningful

*	Amount is less than one percent.
(a)	3Q12 includes approximately $30 million associated with charging down discharged bankruptcies to estimate of collateral value; 3Q11 includes approximately $36 million of losses on sales of nonperforming loans.
(b)	Fees impacted by the Durbin Amendment which became effective in 4Q11 resulting in lower interchange income.
(c)	2Q12 includes a $5.1 million gain on sale of venture capital investment; 3Q11 includes a $35.1 million gain associated with the sale of a portion of Visa Class B Shares.
(d)	Refer to the Other Income and Other Expense table on page 9 for additional information.
(e)	2Q12 includes $250.0 million charge to the repurchase and foreclosure provision primarily related to a revision in estimate based on information received from Fannie Mae.

FHN OTHER INCOME AND OTHER EXPENSE

Quarterly, Unaudited

						3Q12 Changes vs.
(Thousands)	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
Other Income
Bank owned life insurance	$4,293	$4,659	$4,772	$4,764	$5,116	(8)%	(16)%
Bankcard income (a)	5,298	5,705	5,615	7,259	5,258	(7)%	1%
ATM and interchange fees (b)	2,579	2,669	2,556	2,655	3,709	(3)%	(30)%
Other service charges	3,263	3,212	3,293	3,541	2,969	2%	10%
Electronic banking fees	1,589	1,632	1,706	1,546	1,609	(3)%	(1)%
Letter of credit fees	1,072	1,560	1,334	1,230	1,407	(31)%	(24)%
Deferred compensation (c)	1,966	(1,020)	3,119	376	(2,093)	NM	NM
Other (d)	6,280	4,434	5,821	7,716	3,340	42%	88%

Total	$26,340	$22,851	$28,216	$29,087	$21,315	15%	24%

Other Expense
Losses from litigation and regulatory matters	$6,760	$22,100	$153	$694	$—	(69)%	NM
Advertising and public relations	4,121	3,153	4,250	4,965	4,571	31%	(10)%
Tax credit investments (e)	5,635	4,214	4,608	5,974	4,712	34%	20%
Other insurance and taxes (f)	1,327	3,130	3,199	3,395	3,352	(58)%	(60)%
Travel and entertainment	2,009	2,435	1,864	2,342	2,075	(17)%	(3)%
Customer relations	1,027	1,348	855	1,301	1,185	(24)%	(13)%
Employee training and dues	1,032	1,230	1,092	1,172	1,009	(16)%	2%
Supplies	881	817	1,033	953	1,092	8%	(19)%
Bank examination costs	816	800	799	1,127	1,138	2%	(28)%
Loan insurance expense	578	636	589	676	744	(9)%	(22)%
Federal services fees	323	328	321	342	338	(2)%	(4)%
Other (g) (h)	5,478	13,927	5,703	12,768	3,706	(61)%	48%

Total	$29,987	$54,118	$24,466	$35,709	$23,922	(45)%	25%

NM - Not meaningful

*	Amount is less than one percent.
(a)	4Q11 includes $2.0 million related to Visa volume incentives.
(b)	Fees primarily impacted by the Durbin Amendment which became effective in 4Q11 resulting in lower interchange income.
(c)	Amounts driven by market conditions and are mirrored by changes in deferred compensation expense which is included in employee compensation expense.
(d)	1Q12 includes $2.3 million associated with resolution of a legal matter. 4Q11 includes $4.0 million of interest related to a tax refund.
(e)	3Q12 includes a $1.5 million impairment of an investment.
(f)	3Q12 includes a $1.8 million adjustment to franchise taxes.
(g)	4Q11 includes an $8.3 million increase in derivative liabilities associated with prior sales of Visa shares related to the decline in the conversion ratio for Visa Class B shares.
(h)	3Q12 includes a $1.8 million gain related to clean-up calls for first lien securitizations. 2Q12 includes a $3.4 million increase in ancillary expenses associated with legacy mortgage wind-down activities and $2.8 million related to the write-off of unrecoverable servicing advances.

FHN CONSOLIDATED PERIOD-END BALANCE SHEET

Quarterly, Unaudited

						3Q12 Changes vs.
(Thousands)	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
Assets
Investment securities	$3,123,629	$3,264,866	$3,296,603	$3,066,272	$3,327,846	(4)%	(6)%
Loans held-for-sale	410,550	424,051	431,905	413,897	386,147	(3)%	6%
Loans, net of unearned income (Restricted - $.1 billion) (a) (b)	16,523,783	16,185,763	15,971,330	16,397,127	16,241,402	2%	2%
Federal funds sold and securities purchased under agreements to resell	529,688	525,504	614,705	443,588	719,400	1%	(26)%
Interest-bearing cash (c)	440,916	484,430	761,098	452,856	358,537	(9)%	23%
Trading securities	1,204,366	1,361,717	1,238,041	988,217	1,227,197	(12)%	(2)%

Total earning assets	22,232,932	22,246,331	22,313,682	21,761,957	22,260,529	*	*

Cash and due from banks (Restricted - $.6 million) (a)	355,978	330,931	349,604	384,667	339,895	8%	5%
Capital markets receivables	791,190	377,496	522,001	164,987	521,198	NM	52%
Mortgage servicing rights, net	120,537	129,291	142,956	144,069	150,803	(7)%	(20)%
Goodwill	134,242	134,242	134,242	133,659	133,659	*	*
Other intangible assets, net	23,679	24,659	25,638	26,243	27,243	(4)%	(13)%
Premises and equipment, net	305,346	311,753	314,903	321,253	326,667	(2)%	(7)%
Real estate acquired by foreclosure (d)	70,779	69,603	78,947	85,244	91,492	2%	(23)%
Allowance for loan losses (Restricted - $4.4 million) (a)	(281,744)	(321,051)	(346,016)	(384,351)	(449,645)	(12)%	(37)%
Other assets (Restricted - $1.9 million) (a)	1,986,891	2,189,700	2,143,012	2,151,656	2,169,628	(9)%	(8)%

Total assets (Restricted - $.1 billion) (a)	$25,739,830	$25,492,955	$25,678,969	$24,789,384	$25,571,469	1%	1%

Liabilities and Equity
Deposits
Savings	$6,608,534	$5,979,874	$6,615,289	$6,624,405	$6,467,377	11%	2%
Other interest-bearing deposits	3,468,367	3,565,873	3,500,445	3,193,697	3,096,621	(3)%	12%
Time deposits	1,063,380	1,109,163	1,142,249	1,173,375	1,210,661	(4)%	(12)%

Total interest-bearing core deposits	11,140,281	10,654,910	11,257,983	10,991,477	10,774,659	5%	3%
Noninterest-bearing deposits	4,569,113	4,833,994	4,969,597	4,613,014	4,412,375	(5)%	4%

Total core deposits (e)	15,709,394	15,488,904	16,227,580	15,604,491	15,187,034	1%	3%

Certificates of deposit $100,000 and more	518,717	628,539	707,590	608,518	511,221	(17)%	1%

Total deposits	16,228,111	16,117,443	16,935,170	16,213,009	15,698,255	1%	3%

Federal funds purchased and securities sold under agreements to repurchase	1,794,176	1,780,990	1,801,234	1,887,052	2,101,953	1%	(15)%
Trading liabilities	516,970	470,631	567,571	347,285	471,120	10%	10%
Other short-term borrowings (f)	856,958	1,094,179	181,570	172,550	621,998	(22)%	38%
Term borrowings (Restricted - $ .1 billion) (a)	2,263,238	2,294,224	2,340,706	2,481,660	2,509,804	(1)%	(10)%
Capital markets payables	574,201	203,548	361,018	164,708	509,164	NM	13%
Other liabilities	974,288	1,017,534	817,527	838,483	915,945	(4)%	6%

Total liabilities (Restricted - $ .1 billion) (a)	23,207,942	22,978,549	23,004,796	22,104,747	22,828,239	1	2%

Equity
Common stock (g)	154,459	155,506	157,917	160,918	164,762	(1)%	(6)%
Capital surplus (g)	1,517,488	1,528,161	1,560,343	1,601,346	1,641,878	(1)%	(8)%
Undivided profits	681,460	658,157	785,361	757,364	724,977	4%	(6)%
Accumulated other comprehensive loss, net	(116,684)	(122,583)	(124,613)	(130,156)	(83,552)	5%	(40)%
Noncontrolling interest (h)	295,165	295,165	295,165	295,165	295,165	*	*

Total equity	2,531,888	2,514,406	2,674,173	2,684,637	2,743,230	1%	(8)%

Total liabilities and equity	$25,739,830	$25,492,955	$25,678,969	$24,789,384	$25,571,469	1%	1%

NM - Not meaningful

*	Amount is less than one percent.
(a)	Restricted balances parenthetically presented are as of September 30, 2012.
(b)	3Q12 and 2Q12 increase primarily relates to an increase in loans to mortgage companies.
(c)	Includes excess balances held at Fed.
(d)	3Q12 includes $20.2 million of foreclosed assets related to government insured mortgages.
(e)	3Q12 average core deposits were $15.3 billion.
(f)	3Q12 and 2Q12 include increased FHLB borrowings as a result of deposit fluctuations and an increase in loans to mortgage companies.
(g)	Decrease relates to shares purchased under the share repurchase program.
(h)	Consists of preferred stock of subsidiary.

FHN CONSOLIDATED AVERAGE BALANCE SHEET

Quarterly, Unaudited

						3Q12 Changes vs.
(Thousands)	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I) (a)	$8,237,939	$7,712,551	$7,709,856	$7,740,802	$7,181,058	7%	15%
Income CRE	1,192,905	1,236,016	1,255,713	1,295,079	1,308,059	(3)%	(9)%
Residential CRE	79,107	94,531	111,823	132,669	169,049	(16)%	(53)%
Consumer real estate	5,381,577	5,406,435	5,290,632	5,295,881	5,346,893	*	1%
Permanent mortgage	789,638	755,391	771,187	814,335	985,359	5%	(20)%
Credit card and other	277,154	276,017	279,150	289,189	292,800	*	(5)%
Restricted and secured real estate loans	453,985	479,327	622,931	654,142	681,469	(5)%	(33)%

Total loans, net of unearned income (Restricted - $ .1 billion) (b) (c)	16,412,305	15,960,268	16,041,292	16,222,097	15,964,687	3%	3%

Loans held-for-sale	413,625	425,176	424,086	399,271	384,108	(3)%	8%
Investment securities:
U.S. treasuries	42,551	42,424	40,088	42,935	43,812	*	(3)%
U.S. government agencies	2,894,104	2,981,090	2,802,651	2,919,690	2,990,375	(3)%	(3)%
States and municipalities	17,970	18,005	18,070	17,681	19,365	*	(7)%
Other	220,324	223,924	224,000	224,530	221,664	(2)%	(1)%

Total investment securities	3,174,949	3,265,443	3,084,809	3,204,836	3,275,216	(3)%	(3)%

Capital markets securities inventory	1,189,852	1,327,596	1,277,372	1,263,427	1,250,249	(10)%	(5)%
Mortgage banking trading securities	20,112	22,841	25,797	26,927	30,320	(12)%	(34)%
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	560,143	632,019	632,972	641,464	660,048	(11)%	(15)%
Interest-bearing cash (d)	402,378	518,124	821,113	479,621	403,482	(22)%	*

Total other earning assets	962,521	1,150,143	1,454,085	1,121,085	1,063,530	(16)%	(9)%

Total earning assets (Restricted - $ .1 billion) (b)	22,173,364	22,151,467	22,307,441	22,237,643	21,968,110	*	1%

Allowance for loan losses (Restricted - $ 5.2 million) (b)	(309,810)	(336,642)	(372,264)	(424,774)	(507,478)	(8)%	(39)%
Cash and due from banks (Restricted - $ .9 million) (b)	339,098	337,366	351,760	337,755	346,100	1%	(2)%
Capital markets receivables	168,806	100,408	91,430	108,815	124,192	68%	36%
Premises and equipment, net	306,709	312,313	317,621	323,569	328,172	(2)%	(7)%
Other assets (Restricted - $ 2.2 million) (b)	2,411,587	2,449,723	2,504,385	2,479,298	2,519,020	(2)%	(4)%

Total assets (Restricted - $ .1 billion) (b)	$25,089,754	$25,014,635	$25,200,373	$25,062,306	$24,778,116	*	1%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	$6,106,767	$6,290,143	$6,690,470	$6,559,779	$6,479,880	(3)%	(6)%
Other interest-bearing deposits	3,426,864	3,512,390	3,246,658	2,991,676	2,900,808	(2)%	18%
Time deposits	1,085,368	1,125,738	1,155,716	1,190,464	1,244,602	(4)%	(13)%

Total interest-bearing core deposits	10,618,999	10,928,271	11,092,844	10,741,919	10,625,290	(3)%	*
Certificates of deposit $100,000 and more	570,415	675,688	660,256	544,394	507,086	(16)%	12%
Federal funds purchased and securities sold under agreements to repurchase	1,836,555	1,879,252	2,003,566	2,170,222	2,081,379	(2)%	(12)%
Capital markets trading liabilities	544,422	602,344	614,084	629,019	626,982	(10)%	(13)%
Other short-term borrowings (e)	967,303	377,075	182,083	362,579	284,163	NM	NM
Term borrowings (Restricted - $ .1 billion) (b)	2,279,344	2,317,247	2,457,291	2,506,088	2,491,227	(2)%	(9)%

Total interest-bearing liabilities	16,817,038	16,779,877	17,010,124	16,954,221	16,616,127	*	1%

Noninterest-bearing deposits	4,660,529	4,696,844	4,623,457	4,519,590	4,546,876	(1)%	2%
Capital markets payables	116,680	73,312	71,180	68,662	102,831	59%	13%
Other liabilities	965,180	786,886	814,417	785,356	789,190	23%	22%
Equity	2,530,327	2,677,716	2,681,195	2,734,477	2,723,092	(6)%	(7)%

Total liabilities and equity (Restricted - $ .1 billion) (b)	$25,089,754	$25,014,635	$25,200,373	$25,062,306	$24,778,116	*	1%

NM - Not meaningful

*	Amount is less than one percent.
(a)	3Q12 increase primarily relates to an increase in loans to mortgage companies.
(b)	Restricted balances parenthetically presented are quarterly averages as of September 30, 2012.
(c)	Includes loans on nonaccrual status.
(d)	Includes excess balances held at Fed.
(e)	2Q12 and 3Q12 include increased FHLB borrowings as a result of deposit fluctuations and an increase in loans to mortgage companies.

FHN CONSOLIDATED NET INTEREST INCOME (a)

Quarterly, Unaudited

						3Q12 Changes vs.
(Thousands)	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
Interest Income:
Loans, net of unearned income (b)	$165,368	$162,698	$163,070	$169,169	$163,774	2%	1%
Loans held-for-sale	3,808	3,628	3,738	3,859	5,126	5%	(26)%
Investment securities:
U.S. treasuries	11	39	66	67	66	(72)%	(83)%
U.S. government agencies	21,759	23,562	23,768	25,262	27,615	(8)%	(21)%
States and municipalities	65	63	76	99	116	3%	(44)%
Other	2,323	2,324	2,422	2,264	2,249	*	3%

Total investment securities	24,158	25,988	26,332	27,692	30,046	(7)%	(20)%

Capital markets securities inventory	7,998	9,204	8,934	9,789	10,141	(13)%	(21)%
Mortgage banking trading securities	569	578	642	675	706	(2)%	(19)%
Other earning assets:
Federal funds sold and securities purchased under agreements to resell (c)	165	115	—	(32)	(58)	43%	NM
Interest-bearing cash	202	280	446	213	180	(28)%	12%

Total other earning assets	367	395	446	181	122	(7)%	NM

Interest income	$202,268	$202,491	$203,162	$211,365	$209,915	*	(4)%

Interest Expense:
Interest-bearing deposits:
Savings	$4,764	$4,744	$5,619	$5,921	$6,773	*	(30)%
Other interest-bearing deposits	1,455	1,655	1,518	1,407	1,650	(12)%	(12)%
Time deposits	5,169	5,541	5,916	6,363	7,096	(7)%	(27)%

Total interest-bearing core deposits	11,388	11,940	13,053	13,691	15,519	(5)%	(27)%
Certificates of deposit $100,000 and more	1,975	2,305	2,306	2,166	2,328	(14)%	(15)%
Federal funds purchased and securities sold under agreements to repurchase	1,096	1,114	1,223	1,269	1,159	(2)%	(5)%
Capital markets trading liabilities	2,556	2,843	2,515	3,363	3,703	(10)%	(31)%
Other short-term borrowings	347	36	142	171	230	NM	51%
Term borrowings	9,689	9,822	10,335	10,178	9,081	(1)%	7%

Interest expense	27,051	28,060	29,574	30,838	32,020	(4)%	(16)%

Net interest income - tax equivalent basis	175,217	174,431	173,588	180,527	177,895	*	(2)%
Fully taxable equivalent adjustment	(1,752)	(1,756)	(1,659)	(1,650)	(1,555)	*	(13)%

Net interest income	$173,465	$172,675	$171,929	$178,877	$176,340	*	(2)%

NM - Not meaningful

*	Amount is less than one percent.
(a)	Net interest income adjusted to a fully taxable equivalent (“FTE”) basis.
(b)	Includes loans on nonaccrual status.
(c)	4Q11 and 3Q11 driven by negative market rates on reverse repurchase agreements.

FHN CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES

Quarterly, Unaudited

(Thousands)	3Q12	2Q12	1Q12	4Q11	3Q11
Assets:
Earning assets (a):
Loans, net of unearned income:
Commercial loans	3.81%	3.92%	3.90%	3.95%	3.84%
Retail loans	4.30	4.33	4.32	4.42	4.37

Total loans, net of unearned income (b)	4.01	4.09	4.08	4.15	4.08

Loans held-for-sale	3.68	3.41	3.53	3.87	5.34
Investment securities:
U.S. treasuries	0.11	0.37	0.66	0.62	0.60
U.S. government agencies	3.01	3.16	3.39	3.46	3.69
States and municipalities	1.44	1.39	1.68	2.23	2.39
Other	4.22	4.15	4.33	4.03	4.06

Total investment securities	3.04	3.18	3.41	3.46	3.67

Capital markets securities inventory	2.69	2.77	2.80	3.10	3.24
Mortgage banking trading securities	11.31	10.12	9.96	10.03	9.31
Other earning assets:
Federal funds sold and securities purchased under agreements to resell (c)	0.12	0.07	—	(0.02)	(0.03)
Interest-bearing cash	0.20	0.22	0.22	0.18	0.18

Total other earning assets	0.15	0.14	0.12	0.06	0.05

Interest income/total earning assets	3.64%	3.67%	3.65%	3.78%	3.80%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	0.31%	0.30%	0.34%	0.36%	0.41%
Other interest-bearing deposits	0.17	0.19	0.19	0.19	0.23
Time deposits	1.89	1.98	2.06	2.12	2.26

Total interest-bearing core deposits	0.43	0.44	0.47	0.51	0.58
Certificates of deposit $100,000 and more	1.38	1.37	1.40	1.58	1.82
Federal funds purchased and securities sold under agreements to repurchase	0.24	0.24	0.25	0.23	0.22
Capital markets trading liabilities	1.87	1.90	1.65	2.12	2.34
Other short-term borrowings	0.14	0.04	0.31	0.19	0.32
Term borrowings (d)	1.70	1.70	1.68	1.63	1.46

Interest expense/total interest-bearing liabilities	0.64	0.67	0.70	0.72	0.77

Net interest spread	3.00%	3.00%	2.95%	3.06%	3.03%
Effect of interest-free sources used to fund earning assets	0.15	0.16	0.17	0.17	0.20

Net interest margin	3.15%	3.16%	3.12%	3.23%	3.23%

Yields are adjusted to a fully taxable equivalent (“FTE”) basis. Refer to the Non-GAAP to GAAP Reconciliation on page 27 for reconciliation of net interest income (GAAP) to net interest income adjusted for impact of FTE - (non-GAAP).

(a)	Earning assets yields are expressed net of unearned income.
(b)	Includes loans on nonaccrual status.
(c)	4Q11 and 3Q11 driven by negative market rates on reverse repurchase agreements.
(d)	Rates are expressed net of unamortized debenture cost for term borrowings.

FHN MORTGAGE SERVICING RIGHTS

Quarterly, Unaudited

						3Q12 Changes vs.
(Thousands)	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
First Liens
Fair value beginning balance	$126,085	$139,676	$140,724	$147,431	$183,530
Reductions due to loan payments	(6,050)	(6,665)	(5,499)	(3,567)	(5,286)
Reductions due to exercise of cleanup calls	(494)	—	—	—	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	(2,107)	(6,855)	4,459	(3,140)	(30,813)
Other changes in fair value	6	(71)	(8)	—	—

Fair value ending balance	$117,440	$126,085	$139,676	$140,724	$147,431	(7)%	(20)%

Second Liens
Fair value beginning balance	$215	$222	$231	$241	$251
Reductions due to loan payments	(10)	(7)	(9)	(10)	(10)

Fair value ending balance	$205	$215	$222	$231	$241	(5)%	(15)%

HELOC
Fair value beginning balance	$2,991	$3,058	$3,114	$3,131	$3,177
Reductions due to loan payments	(102)	(79)	(76)	(54)	(59)
Changes in fair value due to:
Other changes in fair value	3	12	20	37	13

Fair value ending balance	$2,892	$2,991	$3,058	$3,114	$3,131	(3)%	(8)%

Total Consolidated
Fair value beginning balance	$129,291	$142,956	$144,069	$150,803	$186,958
Reductions due to loan payments	(6,162)	(6,751)	(5,584)	(3,631)	(5,355)
Reductions due to exercise of cleanup calls	(494)	—	—	—	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (a)	(2,107)	(6,855)	4,459	(3,140)	(30,813)
Other changes in fair value	9	(59)	12	37	13

Fair value ending balance	$120,537	$129,291	$142,956	$144,069	$150,803	(7)%	(20)%

(a)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

FHN BUSINESS SEGMENT HIGHLIGHTS

Quarterly, Unaudited

						3Q12 Changes vs.
(Thousands)	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
Regional Banking
Net interest income	$150,352	$147,826	$146,681	$150,199	$140,658	2%	7%
Noninterest income	63,954	64,838	59,901	64,559	68,096	(1)%	(6)%

Total revenues	214,306	212,664	206,582	214,758	208,754	1%	3%
Provision/(provision credit) for loan losses	4,286	4,828	(7,426)	(12,654)	(22,698)	(11)%	NM
Noninterest expense	141,157	142,704	140,186	136,453	137,208	(1)%	3%

Income before income taxes	68,863	65,132	73,822	90,959	94,244	6%	(27)%
Provision for income taxes	24,959	23,494	26,929	33,509	34,851	6%	(28)%

Net income	$43,904	$41,638	$46,893	$57,450	$59,393	5%	(26)%

Capital Markets
Net interest income	$4,759	$5,613	$5,684	$5,527	$5,552	(15)%	(14)%
Noninterest income	80,808	74,964	106,775	88,230	99,505	8%	(19)%

Total revenues	85,567	80,577	112,459	93,757	105,057	6%	(19)%
Noninterest expense	64,590	60,894	80,288	66,721	77,168	6%	(16)%

Income before income taxes	20,977	19,683	32,171	27,036	27,889	7%	(25)%
Provision for income taxes	7,899	7,419	12,246	10,302	10,656	6%	(26)%

Net income	$13,078	$12,264	$19,925	$16,734	$17,233	7%	(24)%

Corporate
Net interest income/(expense)	$(5,294)	$(4,732)	$(5,334)	$(4,366)	$(1,080)	(12)%	NM
Noninterest income	7,933	3,838	9,266	9,865	37,914	NM	(79)%

Total revenues	2,639	(894)	3,932	5,499	36,834	NM	(93)%
Noninterest expense	22,013	19,770	22,884	29,219	19,099	11%	15%

Income/(loss) before income taxes	(19,374)	(20,664)	(18,952)	(23,720)	17,735	6%	NM
Provision/(benefit) for income taxes	(13,496)	(13,314)	(12,178)	(22,686)	340	(1)%	NM

Net income/(loss)	$(5,878)	$(7,350)	$(6,774)	$(1,034)	$17,395	20%	NM

Non-Strategic
Net interest income	$23,648	$23,968	$24,898	$27,517	$31,210	(1)%	(24)%
Noninterest income	10,843	15,267	26,499	18,542	15,372	(29)%	(29)%

Total revenues	34,491	39,235	51,397	46,059	46,582	(12)%	(26)%
Provision for loan losses	35,714	10,172	15,426	22,654	54,698	NM	(35)%
Noninterest expense (a)	35,409	303,809	78,636	79,643	89,233	(88)%	(60)%

Loss before income taxes	(36,632)	(274,746)	(42,665)	(56,238)	(97,349)	87%	62%
Benefit for income taxes	(14,102)	(105,777)	(16,427)	(21,651)	(37,480)	87%	62%

Loss from continuing operations	(22,530)	(168,969)	(26,238)	(34,587)	(59,869)	87%	62%
Income/(loss) from discontinued operations, net of tax	108	487	(435)	(752)	4,828	(78)%	(98)%

Net loss	$(22,422)	$(168,482)	$(26,673)	$(35,339)	$(55,041)	87%	59%

Total Consolidated
Net interest income	$173,465	$172,675	$171,929	$178,877	$176,340	*	(2)%
Noninterest income	163,538	158,907	202,441	181,196	220,887	3%	(26)%

Total revenues	337,003	331,582	374,370	360,073	397,227	2%	(15)%
Provision for loan losses	40,000	15,000	8,000	10,000	32,000	NM	25%
Noninterest expense	263,169	527,177	321,994	312,036	322,708	(50)%	(18)%

Income/(loss) before income taxes	33,834	(210,595)	44,376	38,037	42,519	NM	(20)%
Provision/(benefit) for income taxes	5,260	(88,178)	10,570	(526)	8,367	NM	(37)%

Income/(loss) from continuing operations	28,574	(122,417)	33,806	38,563	34,152	NM	(16)%
Income/(loss) from discontinued operations, net of tax	108	487	(435)	(752)	4,828	(78)%	(98)%

Net income/(loss)	$28,682	$(121,930)	$33,371	$37,811	$38,980	NM	(26)%

NM - Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	3Q12 includes no charge to the repurchase and foreclosure provision; 2Q12 includes $250.0 million charge to the repurchase and foreclosure provision primarily related to a revision in estimate based on information received from Fannie Mae.

FHN REGIONAL BANKING

Quarterly, Unaudited

						3Q12 Changes vs.
	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
Income Statement (thousands)
Net interest income	$150,352	$147,826	$146,681	$150,199	$140,658	2%	7%
Provision for loan losses	4,286	4,828	(7,426)	(12,654)	(22,698)	(11)%	NM
Noninterest income	63,954	64,838	59,901	64,559	68,096	(1)%	(6)%
Noninterest expense:
Employee compensation, incentives, and benefits	58,291	58,914	59,087	55,365	57,168	(1)%	2%
Other	82,866	83,790	81,099	81,088	80,040	(1)%	4%

Total noninterest expense	141,157	142,704	140,186	136,453	137,208	(1)%	3%

Income before income taxes	$68,863	$65,132	$73,822	$90,959	$94,244	6%	(27)%

Efficiency ratio (a)	65.87%	67.10%	67.86%	63.54%	65.73%

Balance Sheet (millions)
Average loans	$12,221	$11,650	$11,533	$11,509	$10,891	5%	12%
Average other earning assets	69	63	51	56	57	10%	21%
Total average earning assets	12,290	11,713	11,584	11,565	10,948	5%	12%
Average core deposits	14,312	14,413	13,991	13,402	13,078	(1)%	9%
Average other deposits	570	676	660	544	507	(16)%	12%
Total average deposits	14,882	15,089	14,651	13,946	13,585	(1)%	10%
Total period-end deposits	14,789	15,192	15,344	14,470	13,729	(3)%	8%
Total period-end assets	13,244	12,757	12,334	12,586	12,116	4%	9%

Net interest margin (b)	4.92%	5.13%	5.14%	5.21%	5.15%
Loan yield	3.88	3.91	3.95	3.97	3.98
Deposit average yield	0.34	0.36	0.39	0.41	0.48

Noninterest Income Detail (thousands)
NSF / Overdraft fees (c)	$13,036	$12,263	$11,282	$13,466	$14,239	6%	(8)%
Cash management fees	8,915	9,179	8,856	9,339	9,206	(3)%	(3)%
Debit card income	2,670	2,780	2,552	2,523	6,826	(4)%	(61)%
Other	5,625	5,799	5,952	5,906	5,256	(3)%	7%

Total deposit transactions and cash management	30,246	30,021	28,642	31,234	35,527	1%	(15)%
Insurance commissions	943	824	562	1,392	732	14%	29%
Trust services and investment management	6,071	6,493	5,824	5,837	6,098	(6)%	*
Bankcard income (d)	5,052	5,504	5,457	7,025	5,025	(8)%	1%
Mortgage banking	1,495	1,092	859	1,389	1,121	37%	33%
Other service charges	2,601	2,643	2,770	2,662	2,605	(2)%	*
Miscellaneous revenue	17,546	18,261	15,787	15,020	16,988	(4)%	3%

Total noninterest income	$63,954	$64,838	$59,901	$64,559	$68,096	(1)%	(6)%

Key Statistics
Financial center locations	173	173	174	176	176	*	(2)%
Trust assets - total managed assets (millions)	$3,917	$3,837	$3,472	$3,345	$3,296	2%	19%
First lien mortgage production (millions)	$78	$46	$51	$68	$54	70%	44%

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Noninterest expense divided by total revenue.
(b)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 27 of this supplement.
(c)	1Q12 decline primarily attributable to seasonality in NSF fee structure.
(d)	4Q11 includes $2.0 million related to Visa volume incentives.

FHN CAPITAL MARKETS

Quarterly, Unaudited

						3Q12 Changes vs.
	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
Income Statement (thousands)
Net interest income	$4,759	$5,613	$5,684	$5,527	$5,552	(15)%	(14)%
Noninterest income:
Fixed income	74,197	68,168	98,553	80,741	92,624	9%	(20)%
Other	6,611	6,796	8,222	7,489	6,881	(3)%	(4)%

Total noninterest income	80,808	74,964	106,775	88,230	99,505	8%	(19)%
Noninterest expense	64,590	60,894	80,288	66,721	77,168	6%	(16)%

Income before income taxes	$20,977	$19,683	$32,171	$27,036	$27,889	7%	(25)%

Efficiency ratio (a)	75.48%	75.57%	71.39%	71.16%	73.45%
Fixed income average daily revenue	$1,178	$1,082	$1,590	$1,324	$1,447	9%	(19)%

Balance Sheet (millions)
Average trading inventory	$1,190	$1,328	$1,277	$1,263	$1,250	(10)%	(5)%
Average other earning assets	576	669	695	686	689	(14)%	(16)%
Total average earning assets	1,766	1,997	1,972	1,949	1,939	(12)%	(9)%
Total period-end assets	2,847	2,553	2,692	1,905	2,782	12%	2%

Net interest margin (b)	1.12%	1.15%	1.18%	1.16%	1.17%

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Noninterest expense divided by total revenue.
(b)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 27 of this supplement.

FHN CORPORATE

Quarterly, Unaudited

							3Q12 Changes vs.
	3Q12		2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
Income Statement (thousands)
Net interest income/(expense)	$(5,294)		$(4,732)	$(5,334)	$(4,366)	$(1,080)	(12)%	NM
Noninterest income (a)	7,933		3,838	8,938	9,662	2,767	NM	NM
Securities gains, net (b)	—		—	328	203	35,147	*	NM
Noninterest expense (c)	22,013		19,770	22,884	29,219	19,099	11%	15%

Income/(loss) before income taxes	$(19,374)		$(20,664)	$(18,952)	$(23,720)	$17,735	6%	NM

Average Balance Sheet (millions)
Average loans	$183		$124	$137	$152	$170	48%	8%
Total earning assets	$3,735		$3,884	$4,022	$3,815	$3,812	(4)%	(2)%
Net interest margin (d)	(.54	) %	(.51)%	(.55)%	(.42)%	(.07)%

NM - Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	2Q12 decline primarily driven by lower deferred compensation income due to market conditions and is mirrored by a reduction in deferred compensation expense.
(b)	3Q11 includes a $35.1 million gain associated with the sale of a portion of Visa Class B Shares.
(c)	4Q11 includes an $8.3 million increase in derivative liabilities associated with prior sales of Visa shares related to the decline in the conversion ratio for Visa Class B shares.
(d)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 27 of this supplement.

FHN NON-STRATEGIC

Quarterly, Unaudited

						3Q12 Changes vs.
	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
Income Statement (thousands)
Net interest income	$23,648	$23,968	$24,898	$27,517	$31,210	(1)%	(24)%
Noninterest income:
Mortgage warehouse valuation	(3,470)	626	1,640	265	(7,084)	NM	51%
Service fees	13,778	14,984	17,202	13,368	16,731	(8)%	(18)%
Change in MSR value - runoff	(6,049)	(6,665)	(5,498)	(3,567)	(5,286)	9%	(14)%
Net hedging results	4,486	1,833	9,065	5,887	7,033	NM	(36)%
Other income (a)	2,098	(576)	4,090	2,589	3,963	NM	(47)%

Total noninterest income	10,843	10,202	26,499	18,542	15,357	6%	(29)%
Securities gains/(losses), net (b)	—	5,065	—	—	15	NM	NM
Noninterest expense:
Repurchase and foreclosure provision (c)	—	250,000	49,256	45,032	52,790	NM	NM
Other expenses (d)	35,409	53,809	29,380	34,611	36,443	(34)%	(3)%

Total noninterest expense	35,409	303,809	78,636	79,643	89,233	(88)%	(60)%
Provision for loan losses (e)	35,714	10,172	15,426	22,654	54,698	NM	(35)%

Loss before income taxes	$(36,632)	$(274,746)	$(42,665)	$(56,238)	$(97,349)	87%	62%

Average Balance Sheet (millions)
Loans	$4,008	$4,186	$4,371	$4,562	$4,904	(4)%	(18)%
Loans held-for-sale	333	330	316	304	302	1%	10%
Trading securities	20	23	26	27	30	(13)%	(33)%
Mortgage servicing rights	126	137	141	149	174	(8)%	(28)%
Other assets	286	304	336	313	422	(6)%	(32)%
Total assets	4,773	4,980	5,190	5,355	5,832	(4)%	(18)%
Net interest margin (f)	2.15%	2.11%	2.11%	2.24%	2.36%
Efficiency ratio (g)	102.66%	NM	153.00%	172.92%	191.62%

Mortgage Warehouse - Period-end (millions)
Ending warehouse balance (loans held-for-sale)	$339	$336	$323	$310	$299	1%	13%

Key Servicing Metrics (h)
Ending servicing portfolio (millions) (i)	$19,149	$20,331	$21,610	$22,749	$24,101	(6)%	(21)%
Average servicing portfolio (millions) (i)	19,728	20,978	22,184	23,466	24,562	(6)%	(20)%
Average number of loans serviced (i)	115,987	121,818	128,068	134,490	140,270	(5)%	(17)%

Portfolio Product Mix (average) (h)
GNMA (Ginnie)	2%	3%	3%	3%	3%
FNMA/FHLMC (Fannie/Freddie)	33	35	35	35	36
Private	59	57	57	57	57

Sub-total	94	95	95	95	96
FHN permanent mortgage portfolio and warehouse	6	5	5	5	4

Total	100%	100%	100%	100%	100%

Other Portfolio Statistics
Weighted average base servicing fee - legacy mortgage banking (bps) (j)	34	34	34	34	34
Weighted average base servicing fee - legacy equity lending (HELOCs and ILs) (bps)	50	50	50	50	50
Servicing cost per loan (annualized) (k)	$289.79	$279.17	$293.33	$295.20	$223.03
Servicing book value (bps) (l)(m)	68	68	71	68	66
90+ delinquency rate, excluding foreclosures (n)	10.61%	10.94%	11.54%	12.11%	12.47%

NM - Not meaningful

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	2Q12 includes a $2.3 million adjustment made as a result of contingencies related to prior servicing sales.
(b)	2Q12 includes a $5.1 million gain on sale of venture capital investment.
(c)	2Q12 represents $250.0 million charge to the repurchase and foreclosure provision primarily related to a revision in estimate based on new information received from a GSE.
(d)	3Q12 includes $6.6 million related to a legal settlement; 2Q12 includes $22.0 million loss accrual related to pending legal matters, $3.4 million increase in ancillary expenses associated with legacy mortgage wind-down activities, and $2.8 million related to the write-off of unrecoverable servicing advances.
(e)	3Q12 increase largely associated with charging down discharged bankruptcies to estimate of collateral value based on recently issued regulatory guidance.
(f)	Net interest margin is computed using total net interest income adjusted for FTE. Refer to the Non-GAAP to GAAP Reconciliation on page 27 of this supplement.
(g)	Noninterest expense divided by total revenue excluding securities gains/(losses).
(h)	Includes servicing of first liens, second liens, and HELOCs.
(i)	Includes mortgage loans serviced from FHN’s legacy mortgage banking business, legacy equity lending serviced for others, and mortgage loans in portfolio and warehouse. Excludes UPB of loans transferred that did not qualify for sales treatment.
(j)	Includes weighted average fee of servicing assets and excess interest.
(k)	Calculated based on fees charged by subservicer divided by average number of loans serviced during the quarter.
(l)	Includes MSR and mortgage trading securities divided by total servicing portfolio.
(m)	For purposes of this calculation, MSR excludes servicing transferred that did not qualify for sales treatment due to certain recourse provisions.
(n)	Excludes delinquent second liens and HELOCs.

FHN CAPITAL HIGHLIGHTS

Quarterly, Unaudited

						3Q12 Changes vs.
(Dollars in thousands, except per share amounts)	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
Tier 1 capital (a)(b)	$2,641,392	$2,626,688	$2,841,064	$2,850,452	$2,875,113	1%	(8)%
Tier 2 capital (a)(b)	$570,578	$570,159	$687,530	$751,819	$751,227	*	(24)%

Total capital (a)(b)	$3,211,970	$3,196,847	$3,528,594	$3,602,271	$3,626,340	*	(11)%

Risk weighted assets (“RWA”) (a)	$20,095,037	$20,022,430	$19,783,405	$20,026,412	$19,910,843	*	1%
Tier 1 ratio (a)	13.14%	13.12%	14.36%	14.23%	14.44%
Tier 2 ratio (a)	2.84%	2.85%	3.48%	3.76%	3.77%

Total capital ratio (a)	15.98%	15.97%	17.84%	17.99%	18.21%

Tier 1 common ratio (a)(c)	10.68%	10.65%	11.86%	11.76%	11.95%
Leverage ratio (a)	10.59	10.56	11.31	11.41	11.65
Total equity to total assets	9.84	9.86	10.41	10.83	10.73
Adjusted tangible common equity to risk weighted assets (“TCE/RWA”) (a)(c)(e)	10.03	9.97	10.88	10.80	11.09
Tangible common equity/tangible assets (“TCE/TA”) (c)(d)	8.13	8.13	8.70	9.05	9.00

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Current quarter is an estimate.
(b)	All quarters presented include $200 million of tier 1 qualifying trust preferred securities.
(c)	Refer to the Non-GAAP to GAAP Reconciliation on page 27 of this financial supplement.
(d)	Calculated using period-end balances.
(e)	See Glossary of Terms for definition of ratios.

FHN ASSET QUALITY: CONSOLIDATED

Quarterly, Unaudited

						3Q12 Changes vs.
(Thousands)	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
Allowance for Loan Losses Walk-Forward
Beginning reserve	$321,051	$346,016	$384,351	$449,645	$524,091	(7)%	(39)%
Provision (a)	40,000	15,000	8,000	10,000	32,000	NM	25%
Charge-offs (b)	(87,022)	(49,728)	(57,083)	(85,918)	(120,655)	75%	(28)%
Recoveries	7,715	9,763	10,748	10,624	14,209	(21)%	(46)%

Ending balance (Restricted - $4.4 million) (c)	$281,744	$321,051	$346,016	$384,351	$449,645	(12)%	(37)%

Reserve for unfunded commitments	4,572	4,434	5,358	6,945	9,220	3%	(50)%
Total allowance for loan losses plus reserve for unfunded commitments	$286,316	$325,485	$351,374	$391,296	$458,865	(12)%	(38)%

Allowance for Loan Losses
Regional Banking	$142,060	$156,060	$166,115	$187,791	$232,269	(9)%	(39)%
Non-Strategic	139,684	164,991	179,901	196,560	217,376	(15)%	(36)%
Corporate (d)	NM	NM	NM	NM	NM	NM	NM

Total allowance for loan losses	$281,744	$321,051	$346,016	$384,351	$449,645	(12)%	(37)%

Nonperforming Assets
Regional Banking
Nonperforming loans	$152,477	$178,650	$192,560	$199,000	$239,666	(15)%	(36)%
Foreclosed real estate (e)	16,000	17,334	18,047	16,563	24,943	(8)%	(36)%

Total Regional Banking	$168,477	$195,984	$210,607	$215,563	$264,609	(14)%	(36)%

Non-Strategic
Nonperforming loans - including held for sale (f)	$244,899	$239,099	$259,421	$253,069	$262,645	2%	(7)%
Foreclosed real estate (e)	34,589	31,583	41,085	52,322	55,111	10%	(37)%

Total Non-Strategic	$279,488	$270,682	$300,506	$305,391	$317,756	3%	(12)%

Corporate
Nonperforming loans	$2,426	$207	$207	$207	$207	NM	NM

Total nonperforming assets	$450,391	$466,873	$511,320	$521,161	$582,572	(4)%	(23)%

Net Charge-Offs
Regional Banking	$16,927	$14,883	$14,251	$31,823	$23,727	14%	(29)%
Non-Strategic	62,380	25,082	32,084	43,471	82,719	NM	(25)%

Total net charge-offs (b)	$79,307	$39,965	$46,335	$75,294	$106,446	98%	(25)%

Consolidated Key Ratios (g)
NPL %	1.85%	2.03%	2.20%	2.16%	2.55%
NPA %	2.15	2.32	2.56	2.57	3.02
Net charge-offs % (b)	1.92	1.01	1.16	1.84	2.65
Allowance / loans	1.71	1.98	2.17	2.34	2.77
Allowance / NPL	0.92x	0.98x	0.98x	1.09x	1.09x
Allowance / NPA	0.79x	0.85x	0.84x	0.91x	0.91x
Allowance / charge-offs (b)	0.89x	2.00x	1.86x	1.29x	1.06x

Other
Loans past due 90 days or more (h)	82,953	$89,214	$97,672	$106,425	$102,420	(7)%	(19)%
Guaranteed portion (h)	35,397	38,758	40,007	42,249	39,572	(9)%	(11)%
Foreclosed real estate from government insured loans	20,190	20,687	19,815	16,360	11,438	(2)%	77%
Period-end loans, net of unearned income (millions)	16,524	16,186	15,971	16,397	16,241	2%	2%
Remaining unfunded commitments (millions)	7,891	7,869	7,717	7,435	7,418	*	6%

NM - Not meaningful

*	Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	3Q12 includes approximately $30 million of loan loss provision associated with implementation of recently issued regulatory guidance.
(b)	3Q12 includes approximately $40 million of charge-offs associated with implementation of recently issued regulatory guidance.
(c)	Restricted balances parenthetically presented are as of September 30, 2012. See Glossary of Terms for definition of restricted balances.
(d)	The valuation adjustment taken upon exercise of clean-up calls includes expected losses.
(e)	Excludes foreclosed real estate from government-insured mortgages.
(f)	3Q12 includes $94.3 million of loans held for sale before $47.3 million of negative fair value adjustments.
(g)	See Glossary of Terms for definitions of Consolidated Key Ratios.
(h)	Includes loans held for sale.

FHN ASSET QUALITY: CONSOLIDATED

Quarterly, Unaudited

											3Q12 Changes vs.
	3Q12		2Q12		1Q12		4Q11		3Q11		2Q12	3Q11
Key Portfolio Details C&I
Period-end loans ($ millions)	$8,466		$7,982		$7,705		$8,015		$7,706		6%	10%

30+ Delinq. % (a)	0.30%		0.29%		0.39%		0.15%		0.43%
NPL %	1.78		1.97		2.00		2.02		2.60
Charge-offs % (qtr. annualized) (b)	0.25		0.42		0.08		1.62		0.70

Allowance / loans %	1.26%		1.39%		1.55%		1.63%		2.37%
Allowance / charge-offs (b)	5.17	x	3.44	x	19.06	x	1.04	x	3.64	x

Income CRE
Period-end loans ($ millions)	$1,162		$1,225		$1,247		$1,257		$1,287		(5)%	(10)%

30+ Delinq. % (a)	0.21%		0.53%		0.73%		0.76%		1.47%
NPL %	4.04		4.67		5.59		5.50		6.27
Charge-offs % (qtr. annualized)	0.79		0.52		2.41		0.44		1.40

Allowance / loans %	1.94%		2.39%		2.64%		3.15%		3.67%
Allowance / charge-offs	2.40	x	4.53	x	1.09	x	6.97	x	2.58	x

Residential CRE
Period-end loans ($ millions)	$69		$89		$100		$121		$142		(22)%	(51)%

30+ Delinq. % (a)	1.19%		6.69%		1.06%		0.72%		0.61%
NPL % (c)	24.46		43.53		43.77		37.87		38.80
Charge-offs % (qtr. annualized)	4.29		5.74		5.70		5.96		8.01

Allowance / loans % (c)	7.00%		13.69%		13.11%		13.20%		12.67%
Allowance / charge-offs	1.42	x	2.25	x	2.06	x	2.02	x	1.33	x

Consumer Real Estate
Period-end loans ($ millions)	$5,319		$5,408		$5,392		$5,291		$5,305		(2)%	*

30+ Delinq. % (a)	1.39%		1.29%		1.42%		1.70%		1.61%
NPL % (d)	0.93		0.65		0.72		0.67		0.80
Charge-offs % (qtr. annualized) (e)	4.09		1.49		1.99		1.85		2.04

Allowance / loans %	1.90%		2.12%		2.26%		2.63%		2.55%
Allowance / charge-offs (e)	0.46	x	1.42	x	1.15	x	1.42	x	1.24	x

Permanent Mortgage
Period-end loans ($ millions) (f)	$791		$739		$751		$788		$838		7%	(6)%

30+ Delinq. % (a)	2.82%		1.49%		2.16%		3.33%		5.21%
NPL %	4.21		4.35		4.47		4.15		2.87
Charge-offs % (qtr. annualized) (g)	1.09		1.36		2.08		2.74		18.83

Allowance / loans %	3.15%		3.77%		3.62%		2.55%		3.12%
Allowance / charge-offs	2.91	x	2.71	x	1.70	x	0.90	x	0.14	x

Credit Card and Other
Period-end loans ($ millions)	$286		$279		$271		$284		$299		3%	(4)%

30+ Delinq. % (a)	1.43%		1.28%		1.26%		1.33%		1.29%
NPL %	0.64		0.74		0.79		0.75		1.69
Charge-offs % (qtr. annualized)	3.37		3.82		2.22		5.60		5.27

Allowance / loans %	2.22%		2.27%		2.27%		2.49%		2.84%
Allowance / charge-offs	0.68	x	0.60	x	0.99	x	0.44	x	0.55	x

Restricted Real Estate Loans and Secured Borrowings
Period-end loans ($ millions) (h)	$431		$464		$505		$641		$666		(7)%	(35)%

30+ Delinq. % (a)	2.35%		2.74%		2.71%		3.15%		2.98%
NPL %	1.51		1.27		1.80		1.04		0.87
Charge-offs % (qtr. annualized) (i)	9.73		3.15		2.52		3.63		4.46

Allowance / loans %	3.54%		4.37%		5.04%		4.97%		4.86%
Allowance / charge-offs (i)	0.35	x	1.34	x	1.62	x	1.34	x	1.07	x

*	Amount is less than one percent
(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b)	1Q12 includes recoveries of $4.8 million; 4Q11 includes a $20.6 million charge-off associated with one bank-related relationship (TRUP and bank holding company loan).
(c)	The decline is primarily driven by a large relationship that was upgraded to accrual status in 3Q12.
(d)	3Q12 includes $15.5 million nonperforming loans associated with implementation of the recently issued regulatory guidance.
(e)	3Q12 includes $31.7 million of the charge-offs associated with implementation of recently issued regulatory guidance.
(f)	3Q12 increase relates to exercise of cleanup calls.
(g)	3Q11 includes $40.2 million of NCO recognized due to sale of nonperforming mortgages.
(h)	3Q12 includes $417.0 million of consumer real estate loans and $14.2 million of permanent mortgage loans.
(i)	3Q12 includes $6.2 million charge-offs associated with implementation of the recently issued regulatory guidance.

FHN ASSET QUALITY: REGIONAL BANKING

Quarterly, Unaudited

											3Q12 Changes vs.
	3Q12		2Q12		1Q12		4Q11		3Q11		2Q12	3Q11
Total Regional Banking
Period-end loans ($ millions)	$12,462		$11,962		$11,582		$11,804		$11,424		4%	9%

30+ Delinq. % (a)	0.45%		0.51%		0.59%		0.41%		0.61%
NPL %	1.22		1.49		1.66		1.69		2.10
Charge-offs % (qtr. annualized)	0.55		0.51		0.50		1.10		0.86

Allowance / loans %	1.14%		1.30%		1.43%		1.59%		2.03%
Allowance / charge-offs	2.11	x	2.61	x	2.90	x	1.49	x	2.47	x

Key Portfolio Details C&I
Period-end loans ($ millions)	$7,929		$7,441		$7,160		$7,465		$7,139		7%	11%

30+ Delinq. % (a)	0.32%		0.31%		0.41%		0.16%		0.45%
NPL %	0.97		1.11		1.12		1.18		1.62
Charge-offs % (qtr. annualized) (b)	0.29		0.45		0.09		1.26		0.73

Allowance / loans %	1.05%		1.14%		1.29%		1.36%		1.95%
Allowance / charge-offs (b)	3.71	x	2.64	x	14.78	x	1.12	x	2.89	x

Income CRE
Period-end loans ($ millions)	$1,141		$1,183		$1,204		$1,208		$1,235		(4)%	(8)%

30+ Delinq. % (a)	0.21%		0.55%		0.76%		0.43%		0.63%
NPL %	3.78		4.34		5.28		5.08		5.75
Charge-offs % (qtr. annualized)	0.83		0.53		1.88		0.40		1.17

Allowance / loans %	1.81%		2.14%		2.42%		2.95%		3.49%
Allowance / charge-offs	2.12	x	3.99	x	1.28	x	7.08	x	2.96	x

Residential CRE
Period-end loans ($ millions)	$61		$79		$86		$93		$103		(23)%	(41)%

30+ Delinq. % (a)	1.34%		7.53%		1.22%		0.40%		0.56%
NPL % (c)	19.08		40.77		41.83		40.28		36.74
Charge-offs % (qtr. annualized)	5.07		2.26		6.64		7.38		4.91

Allowance / loans % (c)	7.32%		14.72%		14.07%		14.33%		14.27%
Allowance / charge-offs	1.26	x	6.24	x	2.01	x	1.82	x	2.56	x

Consumer Real Estate
Period-end loans ($ millions)	$3,047		$2,981		$2,861		$2,757		$2,654		2%	15%

30+ Delinq. % (a)	0.75%		0.76%		0.86%		1.00%		0.97%
NPL % (e)	0.63		0.39		0.45		0.44		0.56
Charge-offs % (qtr. annualized) (f)	0.78		0.38		0.56		0.54		0.60

Allowance / loans %	0.91%		0.94%		0.92%		1.13%		1.07%
Allowance / charge-offs (f)	1.18	x	2.48	x	1.66	x	2.13	x	1.81	x

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$284		$278		$271		$281		$293		2%	(3)%

30+ Delinq. % (a)	1.40%		1.32%		1.40%		1.30%		1.19%
NPL %	0.37		0.15		0.03		0.02		0.03
Charge-offs % (qtr. annualized)	2.92		2.99		2.38		3.08		3.52

Allowance / loans %	2.13%		2.26%		2.20%		2.27%		2.40%
Allowance / charge-offs	0.75	x	0.76	x	0.91	x	0.73	x	0.70	x

ASSET QUALITY: CORPORATE

Permanent Mortgage
Period-end loans ($ millions) (d)	$201		$119		$127		$141		$161		69%	25%

30+ Delinq. % (a)	2.12%		0.49%		1.33%		0.67%		0.73%
NPL % (e)	1.21		0.17		0.16		0.15		0.13
Charge-offs % (qtr. annualized)	NM		NM		NM		NM		NM

Allowance / loans %	NM		NM		NM		NM		NM
Allowance / charge-offs	NM		NM		NM		NM		NM

NM - Not meaningful

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b)	1Q12 includes recoveries of $4.6 million; 4Q11 includes an $11.7 million charge-off associated with one bank holding company loan.
(c)	The decline is primarily driven by a large relationship that was upgraded to accrual status in 3Q12.
(d)	3Q12 increase relates to exercise of cleanup calls.
(e)	3Q12 increase is associated with implementation of the recently issued regulatory guidance.
(f)	3Q12 includes $2.4 million of the charge-offs associated with implementation of recently issued regulatory guidance.

23

FHN ASSET QUALITY: NON-STRATEGIC

Quarterly, Unaudited

						3Q12 Changes vs.
	3Q12	2Q12	1Q12	4Q11	3Q11	2Q12	3Q11
Total Non-Strategic
Period-end loans ($ millions)	$3,861	$4,105	$4,262	$4,452	$4,656	(6)%	(17)%

30+ Delinq. % (a)	2.06%	1.72%	1.89%	2.53%	2.90%
NPL %	3.90	3.64	3.72	3.48	3.73
Charge-offs % (qtr. annualized)	6.19	2.41	2.95	3.78	6.69

Allowance / loans %	3.62%	4.02%	4.22%	4.41%	4.67%
Allowance / charge-offs	0.56x	1.64x	1.39x	1.14x	0.66x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$537	$541	$546	$549	$567	(1)%	(5)%

30+ Delinq. % (a)	*	—%	0.12%	—%	0.18%
NPL %	13.65	13.77	13.58	13.50	14.93
Charge-offs % (qtr. annualized)	NM	*	NM	6.15	0.37

Allowance / loans %	4.37%	4.78%	4.94%	5.29%	7.66%
Allowance / charge-offs	NM	NM	NM	0.84x	20.42x

Income CRE
Period-end loans ($ millions)	$20	$42	$43	$49	$52	(52)%	(62)%

30+ Delinq. % (a)	—%	—%	—%	8.84%	21.51%
NPL %	18.84	14.07	14.45	15.93	18.80
Charge-offs % (qtr. annualized)	NM	0.30	15.96	1.29	6.29

Allowance / loans %	9.64%	9.51%	9.00%	8.08%	7.82%
Allowance / charge-offs	NM	31.70x	0.50x	6.09x	1.09x

Residential CRE
Period-end loans ($ millions)	$8	$10	$13	$28	$38	(20)%	(79)%

30+ Delinq. % (a)	0.07%	—%	—%	1.79%	0.76%
NPL %	65.97	65.64	56.20	29.77	44.39
Charge-offs % (qtr. annualized)	NM	30.43	1.59	1.70	15.10

Allowance / loans %	4.58%	5.40%	6.96%	9.40%	8.33%
Allowance / charge-offs	NM	0.15x	2.82x	4.65x	0.41x

Consumer Real Estate
Period-end loans ($ millions)	$2,272	$2,427	$2,531	$2,535	$2,651	(6)%	(14)%

30+ Delinq. % (a)	2.26%	1.95%	2.06%	2.46%	2.26%
NPL % (d)	1.33	0.96	1.04	0.92	1.05
Charge-offs % (qtr. annualized) (e)	8.30	2.81	3.60	3.21	3.44

Allowance / loans %	3.23%	3.56%	3.77%	4.27%	4.02%
Allowance / charge-offs (e)	0.37x	1.24x	1.06x	1.30x	1.14x

Permanent Mortgage
Period-end loans ($ millions)	$574	$602	$604	$628	$657	(5)%	(13)%

30+ Delinq. % (a)	3.05%	1.61%	2.25%	3.95%	6.35%
NPL % (f)	5.20	5.28	5.51	5.17	3.61
Charge-offs % (qtr. annualized) (b) (g)	1.46	1.67	2.59	3.46	23.31

Allowance / loans %	4.32%	4.56%	4.45%	3.17%	3.94%
Allowance / charge-offs (g)	2.89x	2.68x	1.67x	0.90x	0.14x

Other Consumer
Period-end loans ($ millions)	$19	$19	$21	$22	$25	*	(24)%

30+ Delinq. % (a)	3.59%	3.52%	3.04%	2.85%	4.32%
NPL %	9.41	9.32	10.39	9.83	20.12
Charge-offs % (qtr. annualized)	6.92	11.66	NM	30.70	19.63

Allowance / loans %	2.37%	2.13%	2.68%	3.98%	6.98%
Allowance / charge-offs	0.35x	0.18x	NM	0.12x	0.33x

Restricted Real Estate Loans and Secured Borrowings
Period-end loans ($ millions) (c)	$431	$464	$505	$641	$666	(7)%	(35)%

30+ Delinq. % (a)	2.35%	2.74%	2.71%	3.15%	2.98%
NPL %	1.51	1.27	1.80	1.04	0.87
Charge-offs % (qtr. annualized) (h)	9.73	3.15	2.52	3.63	4.46

Allowance / loans %	3.54%	4.37%	5.04%	4.97%	4.86%
Allowance / charge-offs (h)	0.35x	1.34x	1.62x	1.34x	1.07x

NM - Not meaningful

*	Amount is less than one percent
(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b)	3Q11 includes $40.2 million of net charge-offs (“NCO”) recognized due to sale of nonperforming mortgages.
(c)	3Q12 includes $417.0 million of consumer real estate loans and $14.2 million of permanent mortgage loans.
(d)	3Q12 includes $7.9 million nonperforming loans associated with implementation of the recently issued regulatory guidance.
(e)	3Q12 includes $29.3 million of the charge-offs associated with implementation of recently issued regulatory guidance.
(f)	3Q12 includes $7.0 million nonperforming loans associated with implementation of the recently issued regulatory guidance.
(g)	3Q12 includes $2.1 million of the charge-offs associated with implementation of recently issued regulatory guidance.
(h)	3Q12 includes $6.2 million of the charge-offs associated with implementation of recently issued regulatory guidance.

24

FHN ROLLFORWARDS OF NONPERFORMING LOANS AND ORE INVENTORY

Unaudited

(Millions)	3Q12	2Q12	1Q12	4Q11	3Q11
NPL Rollforward (a)
Beginning NPLs	$255	$270	$279	$341	$404
+ Additions	5	21	22	17	36
+ Principal increase	—	1	1	1	2
- Resolutions and payments	(18)	(20)	(19)	(39)	(54)
- Net charge-offs	(8)	(12)	(10)	(37)	(22)
- Transfer to ORE	(2)	(1)	(3)	(3)	(10)
- Upgrade to accrual	(16)	(4)	—	(1)	(15)

Ending NPLs	$216	$255	$270	$279	$341

(a)	Includes Commercial and One-Time Close Portfolios only.

(Millions)	3Q12	2Q12	1Q12	4Q11	3Q11
ORE Inventory Rollforward (a)
Beginning balance	$48.9	$59.1	$68.9	$80.1	$78.8
Valuation adjustments	(2.7)	(2.1)	(3.1)	(3.5)	(4.3)

Adjusted balance	46.2	57.0	65.8	76.6	74.5
+ New ORE	11.9	6.0	8.1	13.0	17.0
+ Capitalized expenses	0.2	0.2	0.2	0.2	0.5
Disposals:
- Single transactions	(7.7)	(12.6)	(13.7)	(20.7)	(10.2)
- Bulk sales	—	(1.7)	(1.3)	(0.2)	(1.7)

Ending balance	$50.6	$48.9	$59.1	$68.9	$80.1

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	ORE excludes foreclosed assets related to government insured mortgages.

COMMERCIAL LOANS: PORTFOLIO METRICS

Unaudited

C&I Portfolio: $8.5 Billion (51.2% of Total Loans)	% OS
General Corporate, Commercial, and Business Banking Loans	74%
Loans to Mortgage Companies	19%
Trust Preferred Loans	5%
Bank Holding Company Loans	2%

Income CRE Portfolio: $1.2 Billion (7.0% of Total Loans)

Top 10 States as of September 30, 2012	% NPL	% OS
Tennessee	3.20%	59%
North Carolina	9.61%	7%
Georgia	7.40%	6%
Florida	5.72%	5%
Mississippi	15.80%	4%
Alabama	—%	3%
West Virginia	—%	3%
South Carolina	—%	3%
Texas	3.85%	2%
Virginia	—%	2%

25

FHN CONSUMER LOANS: PORTFOLIO METRICS

Unaudited

Consumer Real Estate (primarily Home Equity) Portfolio: $5.7 Billion (34.7% of Total Loans) (a)

Origination LTV and FICO for Portfolio as of September 30, 2012	Loan-to-Value
(excludes whole loan insurance)	<=60%	60% - <=80%	80% - 90%	>90%
FICO score greater than or equal to 740	11%	22%	16%	8%
FICO score 720-739	2%	4%	4%	2%
FICO score 700-719	1%	4%	4%	2%
FICO score 660-699	2%	5%	3%	3%
FICO score 620-659	—%	1%	1%	1%
FICO score less than 620	—%	1%	—%	2%

Origination LTV and FICO for Portfolio - Regional Banking as of September 30, 2012	Loan-to-Value
(excludes whole loan insurance)	<=60%	60% - <=80%	80% - 90%	>90%
FICO score greater than or equal to 740	13%	23%	17%	9%
FICO score 720-739	1%	4%	3%	2%
FICO score 700-719	1%	3%	2%	2%
FICO score 660-699	2%	4%	3%	3%
FICO score 620-659	1%	2%	1%	1%
FICO score less than 620	1%	1%	1%	1%

Origination LTV and FICO for Portfolio - Non-Strategic as of September 30, 2012	Loan-to-Value
(excludes whole loan insurance)	<=60%	60% - <=80%	80% - 90%	>90%
FICO score greater than or equal to 740	8%	21%	14%	6%
FICO score 720-739	2%	5%	5%	2%
FICO score 700-719	2%	5%	5%	3%
FICO score 660-699	2%	5%	4%	4%
FICO score 620-659	—%	1%	1%	2%
FICO score less than 620	—%	—%	—%	2%

Consumer Real Estate Portfolio Detail:

		Origination Characteristics							NCO’s % (d)
Vintage	Balance ($ B)	W/A Age (mo.)	CLTV	FICO		% Broker (b)	% TN	% 1st lien	QTD
pre-2003	$0.3	130	77%	712		10%	24%	18%	1.07%
2003	$0.4	111	75%	729		17%	32%	38%	2.51%
2004	$0.6	98	79%	725		30%	22%	27%	6.20%
2005	$0.8	86	81%	730		20%	18%	17%	9.43%
2006	$0.6	75	78%	733		7%	25%	19%	9.89%
2007	$0.8	63	80%	738		15%	25%	18%	7.40%
2008	$0.4	52	75%	746		8%	72%	50%	1.89%
2009	$0.2	40	72%	751		—%	87%	59%	—%
2010	$0.3	26	80%	750		—%	91%	73%	0.59%
2011	$0.6	14	77%	760		—%	90%	86%	—%
2012	$0.7	5	76%	764		—%	89%	91%	0.01%
Total	$5.7	61	78%	741	(c)	11%	48%	42%	4.54%

(a)	For purposes of this disclosure, consumer real estate portfolio includes $417.0 million of restricted real estate loans and secured borrowings.
(b)	Correspondent and Wholesale.
(c)	741 average portfolio origination FICO; 732 weighted average portfolio FICO (refreshed).
(d)	NCO % affected by implementation of recently issued regulatory guidance.

Permanent Mortgage Portfolio: $0.8 Billion (4.9% of Total Loans) (a)(b)(c)

	Loan-to-Value
	<= 60%	60% - <=80%	80% - 90%	>90%
Origination LTV for Portfolio as of September 30, 2012:	19%	71%	5%	5%

Top 10 States as of September 30, 2012:	Del. %	% OS
California	0.69%	24%
Texas	5.13%	9%
Washington	6.80%	8%
Virginia	1.49%	6%
Maryland	0.73%	5%
Arizona	2.33%	4%
North Carolina	9.36%	4%
Oregon	16.62%	4%
Tennessee	4.13%	3%
Florida	13.06%	3%

(a)	For purposes of this disclosure, permanent mortgage portfolio includes $14.2 million of restricted real estate loans.
(b)	Documentation type: 72% full doc; 24% stated; 4% other.
(c)	Product type: 71% jumbo; 12% Alt A; 17% other.

26

FHN NON-GAAP TO GAAP RECONCILIATION

Quarterly, Unaudited

(Thousands)	3Q12	2Q12	1Q12	4Q11	3Q11
Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$2,531,888	$2,514,406	$2,674,173	$2,684,637	$2,743,230
Less: Noncontrolling interest (a)	295,165	295,165	295,165	295,165	295,165

(B) Total common equity	$2,236,723	$2,219,241	$2,379,008	$2,389,472	$2,448,065
Less: Intangible assets (GAAP) (b)	157,921	158,901	159,880	159,902	160,902

(C) Tangible common equity (Non-GAAP)	$2,078,802	$2,060,340	$2,219,128	$2,229,570	$2,287,163
Less: Unrealized gains on AFS securities, net of tax	63,923	63,679	67,077	67,069	79,358

(D) Adjusted tangible common equity (Non-GAAP) (c)	$2,014,879	$1,996,661	$2,152,051	$2,162,501	$2,207,805

Tangible Assets (Non-GAAP)
(E) Total assets (GAAP)	$25,739,830	$25,492,955	$25,678,969	$24,789,384	$25,571,469
Less: Intangible assets (GAAP) (b)	157,921	158,901	159,880	159,902	160,902

(F) Tangible assets (Non-GAAP)	$25,581,909	$25,334,054	$25,519,089	$24,629,482	$25,410,567

Period-end Shares Outstanding
(G) Period-end shares outstanding	247,134	248,810	252,667	257,468	263,619

Tier 1 Common (Non-GAAP)
(H) Tier 1 capital (d)(e)	$2,641,392	$2,626,688	$2,841,064	$2,850,452	$2,875,113
Less: Noncontrolling interest - FTBNA preferred stock (a)(f)	294,816	294,816	294,816	294,816	294,816
Less: Trust preferred (g)	200,000	200,000	200,000	200,000	200,000

(I) Tier 1 common (Non-GAAP)	$2,146,576	$2,131,872	$2,346,248	$2,355,636	$2,380,297

Risk Weighted Assets
(J) Risk weighted assets (d)(e)	$20,095,037	$20,022,430	$19,783,405	$20,026,412	$19,910,843

Ratios
(C)/(F) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	8.13%	8.13%	8.70%	9.05%	9.00%
(A)/(E) Total equity to total assets (GAAP)	9.84%	9.86%	10.41%	10.83%	10.73%
(C)/(G) Tangible book value per common share (Non-GAAP)	$8.41	$8.28	$8.78	$8.66	$8.68
(B)/(G) Book value per common share (GAAP)	$9.05	$8.92	$9.42	$9.28	$9.29
(I)/(J) Tier 1 common ratio (Non-GAAP) (d)	10.68%	10.65%	11.86%	11.76%	11.95%
(H)/(E) Tier 1 capital to total assets (GAAP) (d)	10.26%	10.30%	11.06%	11.50%	11.24%
(D)/(J) Adjusted tangible common equity to risk weighted assets (Non-GAAP)
(“TCE/RWA”) (c)(d)	10.03%	9.97%	10.88%	10.80%	11.09%

Net interest income adjusted for impact of fully taxable equivalent (“FTE”) (Non-GAAP)
Regional Banking
Net interest income (GAAP)	$150,352	$147,826	$146,681	$150,199	$140,658
FTE adjustment	1,555	1,580	1,493	1,510	1,434

Net interest income adjusted for impact of FTE (Non-GAAP)	$151,907	$149,406	$148,174	$151,709	$142,092

Capital Markets
Net interest income (GAAP)	$4,759	$5,613	$5,684	$5,527	$5,552
FTE adjustment	175	160	140	106	81

Net interest income adjusted for impact of FTE (Non-GAAP)	$4,934	$5,773	$5,824	$5,633	$5,633

Corporate
Net interest income (GAAP)	$(5,294)	$(4,732)	$(5,334)	$(4,366)	$(1,080)
FTE adjustment	22	16	26	34	40

Net interest income adjusted for impact of FTE (Non-GAAP)	$(5,272)	$(4,716)	$(5,308)	$(4,332)	$(1,040)

Non-Strategic
Net interest income (GAAP)	$23,648	$23,968	$24,898	$27,517	$31,210
FTE adjustment	—	—	—	—	—

Net interest income adjusted for impact of FTE (Non-GAAP)	$23,648	$23,968	$24,898	$27,517	$31,210

Total Consolidated
Net interest income (GAAP)	$173,465	$172,675	$171,929	$178,877	$176,340
FTE adjustment	1,752	1,756	1,659	1,650	1,555

Net interest income adjusted for impact of FTE (Non-GAAP)	$175,217	$174,431	$173,588	$180,527	$177,895

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Included in Total equity on the Consolidated Balance Sheet.
(b)	Includes goodwill and other intangible assets, net of amortization.
(c)	See Glossary of Terms for definition of ratio.
(d)	Current quarter is an estimate.
(e)	Defined by and calculated in conformity with bank regulations.
(f)	Represents FTBNA preferred stock included in noncontrolling interest.
(g)	Included in Term borrowings on the Consolidated Balance Sheet.

27

FHN GLOSSARY OF TERMS

Adjusted Tangible Equity/RWA: Common shareholders’ equity excluding intangible assets and unrealized gains/losses on available-for-sale securities divided by risk weighted assets.

Core Business Segments: Management treats regional banking, capital markets, and corporate as FHN’s core businesses. Non-strategic has significant legacy assets and operations that are being wound down.

Lower of Cost or Market (“LOCOM”): A method of accounting for certain assets by recording them at the lower of their historical cost or their current market value.

Restricted Real Estate Loans and Secured Borrowings: Restricted loans are assets of a consolidated variable interest entity that can be used only to settle obligations of the consolidated variable interest entity and liabilities of a consolidated variable interest entity for which creditors (or beneficial interest holders) do not have recourse to the general credit of the primary beneficiary. Line item also includes loans from nonconsolidated variable interest entities that did not qualify for sale treatment. Such loans secure borrowings that are classified as term borrowings.

Troubled Debt Restructuring (“TDR”): A restructuring of debt whereby a creditor for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider. Such concession is granted in an attempt to protect as much of the creditor’s investment as possible by increasing the probability of repayment.

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period-end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period-end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / loans: Ratio is allowance for loan losses to total period-end loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.

28

First Horizon National Corporation Third Quarter 2012 Earnings October 19, 2012

2
Portions of this presentation use non-GAAP financial information. Each of those portions is so noted, and a reconciliation of that non-GAAP information to comparable GAAP information is provided in a footnote or in the appendix at the end of this presentation.
This presentation contains forward-looking statements, which may include guidance, involving significant risks and uncertainties which will be identified by words such as “believe”,“expect”,“anticipate”,“intend”,“estimate”,
“should”,“is likely”,“will”,“going forward” and other expressions that indicate future events and trends and may be followed by or reference cautionary statements.  A number of factors could cause actual results to differ materially from those in the forward-looking information.  These factors are outlined in our recent earnings and other press releases and in more detail in the most current 10-Q and 10-K. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.

Successful Execution:
3Q12 Accomplishments
Optimize
Business Mix for
Profitability &
Returns
Improve
Productivity
& Efficiency
Mortgage repurchase provision of $0
Existing reserve, which includes the 2Q12 addition of $250mm, is still expected to cover losses from Fannie and Freddie from pending and projected repurchase requests
Executing $189mm of cost saves in Core Businesses³
Consolidated expenses down 18%
Regional Banking revenue per FTE of $69k, up 8% from $64k
Tier 1 ratio at 13.1%
Tier 1 Common at 10.7%
TCE/TA at 8.1%
Repurchased $140mm of common stock since October 2011
16.7 million shares at a volume weighted average price of $8.38 per share
Net income available to common of $26mm and diluted EPS of $0.10
Provision of $40mm includes $30mm of incremental loan loss provision related to recently issued regulatory guidance with an after tax EPS impact of $0.07
Regional Banking pre-tax pre-provision net revenue at $73mm, up 2%
Regional Banking average loans up 12% and average core deposits up 9%
Grew deposits by 1.7% vs the market rate of 1.4%
Middle Tennessee deposits grew over 6x the market rate
Capital Markets fixed income average daily revenues at $1.2mm
Non-Strategic average loans decreased 18%
Net charge-offs declined 25%; 3Q12 includes $40mm of charge-offs related to recently issued regulatory guidance
Nonperforming assets down 23%
Deploy Capital
In Disciplined
Manner
4
2
1
1
All data is 3Q12 compared to 3Q11 unless otherwise noted. ¹Pre-tax pre-provision net revenue and EPS impact are non-GAAP numbers, and a reconciliation is provided  on slide 7 and in the appendix, respectively.  ²FDIC data as of 6/30/12.  ³Core Businesses include Regional Banking, Capital Markets, and Corporate segments.
4
Tier 1 and Tier 1 Common: current quarter is estimate; Tier 1 Common and TCE, & TA are non-GAAP numbers, and a reconciliation is provided in the appendix.
5
Does not include $0.03 broker commission paid.
3
5

FINANCIAL RESULTS 4

*Numbers and percentages may not add to total due to rounding. All data is 3Q12 compared to 2Q12 unless otherwise noted.*
*[1]Core Businesses include Regional Banking, Capital Markets, and Corporate segments. Core Businesses' pre-tax income is a non-GAAP number and reconciliation is provided in the appendix*
*[2]Incremental charge-offs and provision related to recent regulatory guidance. EPS impact is non-GAAP and a reconciliation is provided in the appendix.*
*[3]Pre-tax pre-provision net revenue is a non-GAAP number and is reconciled to pre-tax income / (loss) in the table. [4]NIM is annualized.*

Consolidated Financial Results
Core Businesses’
pre-tax income at $70mm, up 10%¹
Net income available to common shareholders of
$26mm, with diluted EPS of $0.10
Total revenues at $337mm, increased 3% excluding
securities gains
Regional Banking revenues up 1% from higher NII
Capital Markets revenues up 6% from increased
fixed income sales
Total noninterest expense down 18% year over year
Total provision at $40mm
$30mm of incremental loan loss provisioning
associated with charging down discharged
bankruptcies to estimated collateral value²
Net charge-offs at $79mm, $40mm related to
incremental charge-offs associated with
bankruptcies²
After tax EPS impact of $0.07²
Total average loans at $16.4B, up 3%
Regional Banking total average loans up 5%
Non-Strategic total average loans down 4%
Net interest margin at 3.15%, down 1bp
Linked Quarter Comparison
2Q12 3Q11
Income Statement
($ in millions)
Net interest income $173 $173 $176 0% (2)%
Noninterest income $164 $154 $186 6% (12)%
Securities gains/(losses), net $0 $5 $35 NM NM
Total revenue $337 $332 $397 2% (15)%
Noninterest expense $263 $527 $323 (50)% (18)%
Pre-tax, pre-provision
net revenue
3
$74 ($196) $75 NM (1)%
Provision $40 $15 $32 NM 25%
Pre-tax income / (loss) $34 ($211) $43 NM (20)%
Taxes $5 ($88) $8 NM (37)%
Continuing operations $29 ($122) $34 NM (16)%
Net income / (loss) $29 ($122) $39 NM (26)%
Net income / (loss) available
to common shareholders
$26 ($125) $36 NM (29)%
Common Stock Data
Diluted shares
(in millions)
248 249 263 (0)% (6)%
Diluted EPS from
continuing ops
$0.10 ($0.50) $0.12 NM (17)%
Diluted EPS $0.10 ($0.50) $0.14 NM (29)%
Balance Sheet
($ in billions)
Total average loans $16.4 $16.0 $16.0 3% 3%
Total average deposits $15.8 $16.3 $15.7 (3)% 1%
NIM
4
3.15% 3.16% 3.23%
2Q12 3Q11 3Q12
3Q12 vs
5

Significant Items Negatively Impacting 3Q12 EPS
Significant Item After Tax EPS Impact
Incremental loan loss provisioning associated with
charging down discharged bankruptcies to
estimated collateral value¹
$(30.0)mm
Pre-Tax Amount
$(0.07)
6
1 Incremental provision related to recently issued guidance.
2 After tax EPS impact is non-GAAP and a reconciliation is provided in the appendix.
Loss related to litigation settlement
$(6.6)mm $(0.02)
Net impact from restructuring, repositioning and
efficiency initiatives
$(2.6)mm $(0.01)
2

7
Strength in Core Businesses:
Regional Banking
Pre-tax pre-provision net revenue up 5% to $73mm
Total revenues up 1%
Net interest income up 2% from higher loan
balances
Fee income down 1% due to a decline in trust
services and investment management and bank
card income
Deposit transaction fees up 1% due to an increase
in NSF/OD fees
Expenses down 1% from a decrease in compensation
costs
Total average loans up 5%
Commercial loans up 6%
Consumer loans up 3%
Linked Quarter Comparison
Numbers may not add to total due to rounding.
All data is 3Q12 compared to 2Q12 unless otherwise noted.
1 Pre-tax pre-provision net revenue is a non-GAAP number and is reconciled to pre-tax income in the table.
2 ROA, NIM, and NCO / Average Loans are annualized.
2Q12 3Q11
Income Statement
($ in millions)
Net interest income $150 $148 $141 2% 7%
NSF/overdraft fees $13 $12 $14 6% (8)%
Cash mgmt fees $9 $9 $9 (3)% (3)%
Debit card income $3 $3 $7 (4)% (61)%
Other $39 $41 $38 (3)% 4%
Noninterest income $64 $65 $68 (1)% (6)%
Total revenues $214 $213 $209 1% 3%
Noninterest expense $141 $143 $137 (1)% 3%
Pre-tax pre-provision
net revenue
1
$73 $70 $72 5% 2%
Loan loss provision $4 $5 ($23) (11)% NM
Pre-tax income $69 $65 $94 6% (27)%
Taxes $25 $23 $35 6% (28)%
Net income $44 $42 $59 5% (26)%
Balance Sheet
($ in billions)
Total average loans $12.2 $11.7 $10.9 5% 12%
Total average deposits $14.9 $15.1 $13.6 (1)% 10%
Loan yield 3.88% 3.91% 3.98%
Deposit rate 0.34% 0.36% 0.48%
Bonefish Ratios
ROA
2
1.4% 1.4% 2.1%
NIM
2
4.92% 5.13% 5.15%
NCOs / average loans
2
0.55% 0.51% 0.86%
Fee income / revenue 30% 30% 33%
Efficiency ratio 66% 67% 66%
Regional Banking 3Q12 2Q12 3Q11
3Q12 vs

400bps
300
200
100
0
350
356
356
355
354
3Q11
4Q11
1Q12
2Q12
3Q12
Spread¹
Deposit Rate
Loan Yield

$1.0B
$0.8
$0.6
$0.4
$0.2
$0.0
19%
49%
3Q11
3Q12
Pipeline
Funded

$16B
$14
$12
$10
$8
10%
12%
3Q11
3Q12
Total Average Deposits
Total Average Loans

8
Significant focus to enhance profitability of balance
sheet, with spread up 4bps year-over-year and
relatively stable linked quarter
Loan pipeline remains solid
Areas of demand include loans to mortgage companies,
asset-based lending, CRE and consumer installment
loans
Competitive conditions on pricing and structure are
challenging
Pricing credit for attractive returns on capital
Strength in Core Businesses:
Regional Banking Balance Sheet
Regional Banking Yields and Rates
Numbers/percentages may not add due to rounding.
1 Spread is loan yield minus deposit rate.
Regional Banking Commercial Loan
Pipeline & Fundings
Regional Banking Total Average Loans & Deposits

Strength in Core Businesses:
Capital Markets
9
Pre-tax income up 7%
Total revenues up 6%
Fixed income ADR of $1.2mm vs $1.1mm
Solid 3Q12 performance within normalized range
of expectations
Revenues being driven more heavily by depository
customers vs non-depositories
Non-depository demand is somewhat muted due
to low interest rate levels
Expenses up 6% due to higher variable compensation
from increased revenues
Linked Quarter Comparison
Numbers may not add to total due to rounding.
All data is 3Q12 compared to 2Q12 unless otherwise noted.
1 ROA is annualized.
2Q12 3Q11
Income Statement
Net interest income $5 $6 $6 (15)% (14)%
Noninterest income $81 $75 $100 8% (19)%
Total revenues $86 $81 $105 6% (19)%
Noninterest expense $65 $61 $77 6% (16)%
Pre-tax income $21 $20 $28
7%
(25)%
Taxes $8 $7 $11 6% (26)%
Net income $13 $12 $17 7% (24)%
Fixed income
average daily revenue
$1.2 $1.1 $1.4 9% (19)%
Bonefish Ratios
ROA
¹
2.3% 2.1% 2.9%
Efficiency ratio 75% 76% 73%
Capital Markets 3Q12 2Q12 3Q11
3Q12 vs
($ in millions)

Improving Productivity and Efficiency,
Expect Lower Environmental Costs
10
Targeting ~$1B annualized level of consolidated expenses by the end of 2012, a 25-30% or ~$350mm reduction from the 2010 level
Total Noninterest Expense
$350mm
Numbers/percentages may not add due to rounding.
18%
$139mm of identified cost savings in 2012, in addition to expected reduction in future Non-Strategic expenses over the long-term
Now targeting an additional $50mm of efficiencies to be executed by year-end 2013
Of the $139mm, $130mm annualized impact in 3Q12 run rate; remainder expected to be largely completed by the end of 2012
Near-term offsets from technology investments and pension related expenses
$323
$263
$150
$200
$250
$300
3Q11 3Q12

$500mm
$400
$300
$200
$100
$0
3Q11
4Q11
1Q12
2Q12
3Q12
New Requests
Resolved
Pipeline

11
Agency Mortgage Repurchase-Related Expenses
Mortgage Repurchase Reserve
($ in millions)
Beginning Balance
Net Realized Losses
Provision
Ending Balance
2Q12
$161
$(51)
$250
$360
3Q12
$360
$(68)
$0
$292
3Q11
$169
$(53)
$53
$169
4Q11
$169
$(49)
$45
$165
1Q12
$165
$(53)
$49
$161
Realized Losses through 3Q12
Remaining Reserve at 9/30/12
Cumulative Total Losses plus Reserve
3Q12 Provision
Total GSE Loans Sold 2005-08
Aggregate Expected Loss Ratio
~$458mm
$292mm
~$750mm
$0mm
$57.6B
1.3%
GSE Loans Sold
Pipeline of requests at $446mm in 3Q12 up due to
continued backlog of requests from GSEs
Total Pipeline of Repurchase
Requests¹
3Q12 mortgage repurchase provision expense of $0
Received update in September from Fannie and still
expect future repurchase provision to be immaterial
Cumulative average rescission rate of 45-55%
Average loss severity of 50-60%
Sold mortgage origination platform in August 2008
Data as of 3Q12. Numbers may not add due to rounding.
Based on UPB. The pipeline represents active investor claims and mortgage insurance (MI) cancellations under review, both of which could occur on the same loan. Excludes MI cancellation notes that have been reviewed and coverage has been lost. MI cancellations that are resulted in lost coverage or included in management’s assessment of the adequacy of repurchase reserves.
1

Net Charge-Offs (NCOs)
Reserve Decrease
12
Successful Execution:
Asset Quality Trends Continue to Improve
Net charge-offs at $79mm, $40mm related to incremental charge-offs associated with bankruptcies.
1
NCOs down 25% from 3Q11
Regional Banking NCOs down $7mm year over year, with $2mm of 3Q12 NCOs related to the recently issued regulatory guidance
Non-Strategic NCOs down $20mm vs 3Q11, with $38mm of 3Q12 NCOs related to the recently issued regulatory guidance
Reserves for loan losses decreased $39mm linked quarter to $282mm or 1.71% of period end loans
Reserves and Net Charge-Offs
Numbers may not add due to rounding.
Data as of 3Q12, unless otherwise noted.
1 3Q11 had $48mm of charge-offs related to loan sales.  3Q12 has $40mm of charge-offs related to bankruptcies per recently issued guidance.
$150mm
Incremental
1
$40
$48
$58
$75
$46
$40 $39
$(74)
$(65)
$(38)
$(25)
$(39)
0.0%
1.0%
2.0%
3.0%
4.0%
-$100
-$50
$0
$50
$100
3Q11 4Q11 1Q12 2Q12 3Q12
Reserve % of Loans (right axis)
2.77%
2.34%
2.17%
1.98%
1.71%

$120mm
100
80
60
40
20
0
3Q11
4Q11
1Q12
2Q12
3Q12
NCOs ( Incremental)
Provision ( Incremental)

FIRST HORIZON NATIONAL CORPORATION

Net Charge-Off Impact from Recently Issued Guidance
Portfolio Loan Characteristics
of Affected Consumer Loans¹
Total Net Charge-Offs and Provision
1 Home equity includes HELOC & IL.  Excludes loans HFS.
13
Home
Equity
Perm
Mortgage
Total
UPB $60mm $12mm $72mm
% Current &
<60 Day Delinquent
91% 100% 93%
% >60 Day Delinquent 9% 0% 7%
Charge-offs $38mm $2mm $40mm
Recently issued regulatory guidance requiring banks to charge off current and early stage delinquency post-Chapter
7 bankruptcy consumer loans to the value of the underlying collateral
$72mm of UPB of consumer loans affected
80% of unpaid balances are currently performing loans
Expect recoveries in future quarters given level of currently performing loans that were charged down
60% of customers who have been in bankruptcy for more than 2 years have made at least 24 months of consecutive payments
$30mm of incremental provision
$40mm of incremental charge-offs
$33mm of the $40mm of charge-offs are related to current loans

$1.2B
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
ORE
Discharged Bankruptcies
NPLs
(14)%
2%
(9)%
(2)%
(9)%
(22)%
(11)%
(2)%
(9)%
(4)%
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12

FIRST HORIZON NATIONAL CORPORATION

($ in millions)
1Q12 2Q12 3Q12
Beginning ORE $69 $59 $49
   Valuation Adjustments ($3) ($2) ($3)
Adjusted Balance $66 $57 $46
+ New ORE $8 $6 $12
+ Capitalized Expenses $0 $0 $0
- Dispositions: ($15) ($14) ($8)
   Single Transactions ($14) ($13) ($8)
   Bulk Sales ($1) ($1) $0
Ending ORE $59 $49 $51
14
($ in millions)
1Q12 2Q12 3Q12
Beginning NPLs $279 $270 $255
+ Additions $22 $21 $5
+ Principal Increase $1 $1 $0
- Resolutions/Payments ($19) ($20) ($18)
- Net Charge-Offs ($10) ($12) ($8)
- Transfer to ORE ($3) ($1) ($2)
- Upgrade to Accrual -        ($4) ($16)
Ending NPLs $270 $255 $216
Successful Execution:
Non-Performing Assets Decline
Non-Performing Assets
NPAs down $16mm or 4% linked quarter and down 23%
or $132mm year over year to $450mm
$31mm of 3Q12 NPAs were related to the recently
issued regulatory guidance
NPA % at 2.15% in 3Q12 vs 3.02% in 3Q11
NPL levels down 4% linked quarter and down 20% year
over year
Commercial NPLs declined 15% linked quarter and
down 36% year over year
NPL % at 1.85% vs 2.55% in 3Q11
Commercial NPL inflows decreased while upgrades to
accrual and resolutions/payments increased
NPL Activity from Commercial and OTC
ORE Activity¹
Numbers may not add due to rounding.
1 ORE excludes foreclosed real estate from government insured loans.

Total Assets
Earning Assets
Return on Assets
1.25% - 1.45%
Pre-tax Income
Tax Rate
Return on Tangible
Common Equity
15% - 20%
Equity / Assets
Tier 1 Common
8% - 9%
Risk Adjusted Margin
Net Interest Margin
3.50% - 4.00%
Annualized Net Charge-Offs
0.30% - 0.70%
% Fee Income
40% - 50%
Efficiency Ratio
60% - 65%

| | | | |
|---|---|---|---|
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| | | | |

FIRST HORIZON
NATIONAL CORPORATION

15
Building Long-Term Earnings Power:
FHNC Bonefish – Long-Term Targets
3Q12 Consolidated
3Q12 Core¹
Long-Term Targets
ROTCE²
4.94% 11.79% 15 - 20%
ROA²
0.45% 1.00% 1.25 - 1.45%
NIM²
3.15% 3.40% 3.50 - 4.00%
Tier 1 Common³
10.7% 8.0 – 9.0%
NCO / Average Loans²
1.92% 0.54% 0.30 - 0.70%
Fee Income / Revenue 49% 51% 40 - 50%
Efficiency Ratio 78% 75% 60 - 65%
1 Core Businesses include Regional Banking, Capital Markets, and Corporate segment. Certain core data is non-GAAP and a reconciliation is provided in the appendix.
2 ROTCE, ROA, NIM, and NCO / Average Loans are annualized.  ROTCE is a non-GAAP number, and a reconciliation is provided in the appendix.
3 Tier 1 Common: current quarter is an estimate and a non-GAAP number, and a reconciliation is provided in the appendix.

FHN Is Well Positioned For Long-Term Earnings Power
16
Building a Foundation for Long-Term Earnings Power
FHN is successfully executing on key priorities:
1) Controlling what we can control
2) Differentiated core businesses
3) Expense leverage from efficiency initiatives
4) Managing mortgage repurchase risk
5) Improving asset quality
6) Capital flexibility

APPENDIX 17

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| | | | | ↑ | ↑ |
| | | | | ↑ | ↑ |
| | | | | ↑ | ↑ |
| | | | | ↑ | ↓ |
| | | | | ↑ | ↑ |

FIRST HORIZON NATIONAL CORPORATION

4.8%¹
18
5.5%
6.3%
1.0%
0.6% 1.0%
17.2% 2.5%
1.6%
2.7%
First Horizon Growing Deposits
Faster Than Overall Footprint Market
FDIC Deposit Market Share
Source: FDIC.  Data as of June 30, 2012.
Numbers and percentages may not add to total due to rounding.
Market
FHN Market Share
2012 FHN Deposits
YOY Deposit Growth
2012 2011 FHN Overall Market
Midsouth (West Tennessee)
$7.1B 31.8% 33.7%
East Tennessee $2.9B 21.5% 21.6%
Middle Tennessee
$2.8B 7.6% 6.6%
Southeast Tennessee
$2.2B 25.2% 24.1%
Northeast Tennessee
$1.2B 23.5% 21.7%
Total FHN Footprint
$16.3B 18.7% 18.7%
1.7% 1.4%
1
Excluding ~$700mm of planned reduction in excess wholesale funding, the Midsouth growth rate is +4.6%

Numbers and percentages may not add to total due to rounding. [1]Tier 1 Common is an estimate and a non-GAAP number, and a reconciliation is provided in the appendix. [2]The estimate of Tier 1 Common ratio reflects FHN's current understanding of proposed Basel III rules and application of rules to its businesses including expected improvements (for theoretical Tier 1 Common) such as assumptions listed above. [3]Improvement in numerator assumes median analyst estimate of net income, dividends of $0.01 per share, and execution of remaining buyback authority of $60mm. [4]Other includes MSR and DTA reductions.

19
Capital Management
Tier 1 Common of 10.7% currently under Basel I
Estimated NPR impact expected to be mostly offset by improvements and run-off, resulting in a theoretical Tier 1
Common of 11.0% under Basel III    at year end 2014
Expected improvements include assumptions on retained earnings, run-off of non-strategic portfolios, balance sheet positioning, and credit quality
Illustration of Potential Basel III Impacts on Tier 1 Common
2
1
10.7%
(2.5%)
1.8%
0.4%
0.3%
0.2%
0.1%
11.0%
7.5%
8.0%
8.5%
9.0%
9.5%
10.0%
10.5%
11.0%
11.5%
3Q12
Tier 1
Common
Estimated
Basel III
Impact
Retained
Net Income³
Reduce
Unfunded
Commitments
Non-Strategic
Run-Off
Other 4 NPA
Reduction
Theoretical
4Q14
Tier 1
Common

20
3Q12 Credit Quality Summary by Portfolio
Numbers may not add to total due to rounding.
Data as of 3Q12.
($ in millions)
Income
CRE
Residential
CRE
HE &
HELOC
Other
¹
Total
Permanent
Mortgage
Commercial
(C&I & Other)
Income
CRE
Residential
CRE
HE &
HELOC
Permanent
Mortgage
Other
2
Total
Period End Loans $7,929 $1,141 $61 $3,047 $284 $12,462 $201 $537 $20 $8 $2,272 $574 $450 $16,524
30+ Delinquency 0.32% 0.21% 1.34% 0.75% 1.40% 0.45% 2.12% 0.00% 0.00% 0.07% 2.26% 3.05% 2.40% 0.84%
Dollars $26 $2 $1 $23 $4 $56 $4 $0 $0 $0 $51 $18 $11 $139
NPL % 0.97% 3.78% 19.08% 0.63% 0.37% 1.22% 1.21% 13.65% 18.84% 65.97% 1.33% 5.20% 1.84% 1.85%
Dollars $77 $43 $12 $19 $1 $152 $2 $73 $4 $5 $30 $30 $8 $306
Net Charge-offs % 0.29% 0.83% 5.07% 0.78% 2.92% 0.55% NM NM NM NM 8.30% 1.46% 9.62% 1.92%
Dollars $6 $2 $1 $6 $2 $17 NM $0 $0 $0 $49 $2 $11 $79
Allowance $83 $21 $4 $28 $6 $142 NM $23 $2 $0 $73 $25 $16 $282
Allowance / Loans % 1.05% 1.81% 7.32% 0.91% 2.13% 1.14% NM 4.37% 9.64% 4.58% 3.23% 4.32% 3.49% 1.71%
Allowance / Charge-offs 3.71x 2.12x 1.26x 1.18x 0.75x 2.11x NM NM NM NM 0.37x 2.89x 0.35x 0.89x
(1) Credit Card, Permanent Mortgage, and Other
(2) Restricted and Secured Consumer Real Estate Loans, OTC and Other Consumer.
(3) Net Charge-Offs are annualized
(NM) Not meaningful
(4) Exercised clean-up calls on jumbo securitizations in 3Q12, 2Q11 and 4Q10, which are now on balance sheet in the Corporate segment
Regional Banking Non-Strategic
Corporate 4
Commercial
(C&I & Other)
3

Correspondent Banking 21%
Bank-Related 2%
TRUPs[1] 5%
All Other C&I 73%

4%
3%
2%
1%
0%
3Q11
4Q11
1Q12
2Q12
3Q12
30+ Delq.
NPLs/Total Loans
Net Charge-Offs (Ann.)

$2.0B
$1.6
$1.2
$0.8
$0.4
$0.0
$1.1
$1.4
$1.1
$1.3
$1.6
3Q11
4Q11
1Q12
2Q12
3Q12

FIRST HORIZON NATIONAL CORPORATION

21
C&I Portfolio
Consolidated C&I Portfolio
C&I Loan Composition
4Q11 charge-offs included $21mm charge-off from one
bank-related relationship
C&I: Period End Loans to Mortgage Companies
Data as of 3Q12.
Numbers may not add to total due to rounding.
1 TRUPs loan balance net of LOCOM of $34.2mm.
$8.5B portfolio, diversified by industry, managed
primarily in Regional Banking
Includes loans to mortgage companies (included
within correspondent banking) of $1.6B in 3Q12 vs
$1.3B in 2Q12
Net charge-offs down $3mm linked quarter
C&I consolidated reserves of 1.26% at 9/30/12

C&I Portfolio: TRUPs and Bank-Related Loans
3Q12
($ in millions)
TRUPs & Bank-Related Loans Total C&I Portfolio
Period End Balances $587 $8,466
Reserves $58 $107
Reserve Coverage 9.95% 1.26%
NPL % 15.07% 1.78%
NCO % 0.61% 0.25%
TRUPS and Bank-Related Loan Coverage
$587mm balances in TRUPs and bank-related loans
$290mm whole-loan TRUPs to banks
$156mm whole-loan TRUPs to insurance companies
$141mm loans to bank holding companies and loans secured by bank stock
Significant focus is directed at this portfolio
TRUPs and bank holding company loans are re-graded quarterly
Average TRUP size of $9mm
Seven TRUPs totaling $53mm on deferral at 9/30/12, down from ten TRUPS totaling $75mm on deferral at
6/30/12
22
Data as of 3Q12. Numbers may not add to total due to rounding.
1 The three TRUPs off deferral remain on nonaccrual status. Amounts exclude LOCOM.
2 Reserve coverage includes $34.2mm of LOCOM on TRUPs.
3 NCO percentages are annualized.
1
3
2
2

9%
6%
3%
0%
6.27%
5.50%
5.59%
4.67%
4.04%
3Q11
4Q11
1Q12
2Q12
3Q12
30+ Delq.
Net Charge-Offs¹
NPLs / Total Loans

Construction 17%
Land 6%
Mini-Perm/Non-Construction 77%

Hospitality 7%
Other 8%
Land 6%
Retail 27%
Industrial 14%
Multi-Family 21%
Office 17%

Income CRE Portfolio
Performance
Period end balances of $1.2B
98% managed in Regional Banking with relationship-
oriented customers
Proactively managing problem projects and maturities
to regulatory standards
Do not capitalize interest and do not fund interest on
distressed properties
Net charge-offs up $1mm linked quarter to $2mm
Reserves of 1.94% at 9/30/12
Continued improvement and stabilization
Loan Type
NPLs By Product Type²
Collateral Type
Numbers may not add to total due to rounding.  Data as of 3Q12.
1 Net charge-offs are annualized.
2 NPLs as a percentage of each portfolio.
3 “Other” includes Non-Owner Occupied Single Family Residential and Multi-Use Projects.
Land
Other³
Office
Multi-Family
Retail
Industrial
Hospitality
27.6%
12.4%
4.2%
1.2%
1.1%
0.9%
0.0%

Home Equity: Performance and Characteristics
Portfolio Characteristics Geographic Distribution
30+ Delinquency: Key Drivers
Data as of 3Q12.
Numbers and percentages may not add due to rounding.
All charts and graphs include $417.0mm of restricted and secured consumer real estate loans.
FICO Score-Origination Lien Position Channel
56%
% of portfolio
13% 11% 13% 7% 87% 13%
% of portfolio
42% 58%
% of portfolio
First Second Total
Balance
$2.5B $3.2B $5.7B
Original FICO
748 736 741
Refreshed FICO
745 722 731
Original CLTV
74% 81% 78%
Full Doc
87% 73% 79%
Owner Occupied
90% 92% 91%
HELOCs
$0.8B $2.5B $3.3B
Weighted Average
HELOC Utilization 50% 61% 59%
Core
Banking
Customers
TN
47%
CA
12%
GA
3%
FL
3%
Other
35%
0.93%
2.20%
2.37%
3.10%
5.57%
0%
2%
4%
6%
>=740 720-
739
700-
719
660-
699
<660
1.65%
3.21%
0%
1%
2%
3%
4%
Retail Wholesale
1.22%
2.31%
0%
1%
2%
3%
1st Lien 2nd Lien

Consumer Real Estate Portfolio
30+ Delinquency Net Charge-Offs
Non-Strategic Portfolio Run-Off
1 Source: McDash industry data as of July 2012.
All charts and graphs include $417.0mm of restricted and secured consumer real estate loans.
Industry¹
= 6.74%
$4B
$24
$66
$35
$31
$30
$75mm
Includes $38mm of charge-offs
related to recently issued guidance
on discharged bankruptcies
0.75%
2.26%
0%
1%
2%
3%
3Q11 4Q11 1Q12 2Q12 3Q12
Regional Banking Non-Strategic
14%
15%
18%
15%
16%
0%
5%
10%
15%
20%
$2
$3
3Q11 4Q11 1Q12 2Q12 3Q12
PE Balance Restricted and Secured Balances Constant Pre-Payment Rate (Right Axis)
$0
$25
$50
3Q11 4Q11 1Q12 2Q12 3Q12
Regional Banking Non-Strategic Restricted

$25B
$20
$15
$10
$5
$0
2005
2006
2007
2008
FNMA ("Fannie")
FHLMC ("Freddie")
GNMA("Ginnie")

FIRST HORIZON NATIONAL CORPORATION

Mortgage Repurchases:
Origination and Loan Characteristics
Agency and Pipeline Agency Originations
~$70B of Agency originations from 2005 to 2008
Received ~$2.0B¹ of Agency-related repurchase
requests to date or 2.9% of originations
Represent 99.4% of all active repurchase/make whole
requests in pipeline at 9/30/12
2
Pipeline of requests at $446mm in 3Q12 up 3% from
$431mm in 2Q12
$391mm of Agency-related repurchase claims
$39mm of mortgage insurer-related cancellations
$2mm of non-Agency whole loan-related claims
$14mm of other non-repurchase requests
1 Requests include MI cancellation notices.
2 Agencies account for 99.4% of all actual repurchase/make-whole requests in the pipeline as of 3Q12 and 94.2% of the active pipeline inclusive of PMI cancellation notices and all other claims.
Other Whole Loan Sales/Non-Agency
Represent 0.6% of all active repurchase/make whole
requests in 3Q12 pipeline
Loans were bundled with other companies’ loans and
securitized by the purchasers
A trustee has commenced a legal action seeking
repurchase of FHN loans
Certain purchasers of FHN loans have requested
indemnity related to securitizations
Certain parties have initiated loan file reviews

$300mm
$250
$200
$150
$100
$50
$0
3Q11
4Q11
1Q12
2Q12
3Q12
2006 & Prior
2007
2008

$500mm
$400
$300
$200
$100
$0
3Q11
4Q11
1Q12
2Q12
3Q12
2006 & Prior
2007
2008

FIRST HORIZON NATIONAL CORPORATION

New Agency Repurchase Requests by Vintage
Total Pipeline by Vintage²
Mortgage Repurchase-Related Expenses
Fannie
Freddie
Total GSE Loans Sold
Ginnie Loans Sold
Total Agency Loans Sold
Total Demands (Request Rate)
Resolved
Cumulative Average Rescission Rate
Average Loss Severity
Originations: 2005-2008 Amount
$39.6B
$18.0B
$57.6B
$11.9B
$69.5B
$2.0B / 2.9%
$1.6B
45 - 55%
50 - 60%
Numbers may not add due to rounding. Data as of 3Q12.
1 Based on UPB. The pipeline represents active investor claims and mortgage insurance (MI) cancellations under review, both of which could occur on the same loan.
Excludes MI cancellation notices that have been reviewed and coverage has been lost.
MI cancellations that have resulted in lost coverage are included in management’s assessment of the adequacy of repurchase reserves. ²Requests reflect pipeline as of each respective quarter end.

Jumbo
35%
Alt-A
65%

Subprime
41%
Alt-A
43%
Jumbo
16%

5%
95%

34%
66%

All data refers to the active 2005-2007 FHN branded private securitizations, unless otherwise noted. Data as of August 2012 with September remits.
Source for all data, except where noted, is LoanPerformance, CPRCDR, Intex, PolyPaths, Bloomberg with company analysis. Cohort (Industry) = Loans of similar type/vintage relevant reference group.
[1]Industry source: KDS Global. Includes all deals from 2005-2007.
[2]Performance determined by comparing 60D+ and Cumulative Loss ratios at the deal level. 60D+ balances are current UPB. Cumulative loss balances are original UPB.

First Horizon Branded Private Label Securitizations
From 2005-2007, FHN originated and securitized $27B
of private label mortgages; no securitizations after 2007
If any private label securitization (PLS) losses occur,
they should be significantly less than the GSE experience
More limited reps and warranties
Statutes of limitations do not apply to GSE
experience
First Horizon branded PLS should experience less loss
than the typical industry PLS
Strong relative performance vs the industry
No subprime
Smaller average securitizations size
Origination Mix
FHN
Industry¹
Securitization Performance²
Repurchase Risk Differs For Private Label vs GSEs
Most private label reps and warranties are not as
comprehensive as GSE whole-loan reps and warranties
More difficult for most non-agency investors to access
loan files
Generally requires a coordinated investor effort to
compel trustees to investigate and pursue repurchase
claims
Investor interests are not necessarily aligned
Trustee may initiate loan review and repurchase
process on its own
60 Day+ Delinquencies Cumulative Loss
Outperforming Industry Cohort
Underperforming Industry Cohort
Average
Deal Size:
$342mm $891mm

$5B
$4
$3
$2
$1
$0
$0
2005
2006
2007
2008
Jumbo Original Balance (~$9B)
Jumbo Remaining Balance (~$3B)

25%
20%
15%
10%
5%
0%
FHN
Industry
16%
22%
7%
9%
60D+ Delinquencies
Cumulative Loss

$10B
$8
$6
$4
$2
$0
$0
2005
2006
2007
2008
Alt-A Original Balance (~$17B)
Alt-A Remaining Balance (~$6B)

FIRST HORIZON NATIONAL CORPORATION

First Horizon Branded Private Mortgage Securitizations:
Risk Remains Manageable
1 Data source: LoanPerformance, CPRCDR, Intex, PolyPaths, Bloomberg with company analysis. FHN has not verified data accuracy. Excludes inactive deals. Data as of August 2012 with Sept. remits.
2 Includes suits where FHN is a defendant as well as certain suits where FHN has not been sued but has received contractual indemnity claims from underwriter defendants.
Cohort (Industry) = Loans of similar type/vintage relevant reference group.
Supplemental private securitization data provided on FHN’s website at ir.fhnc.com.
99% of active FHN 2005-2007 securitization deals are
older than 5 years
The remaining deal will reach 5 years in age by
year end 2012
Nine FHN securitization-related lawsuits outstanding
2
No repurchase requests related to first lien FHN
securitizations
FHN 2005-2007 Securitizations vs Industry
1
FHN Alt-A Securitizations
1
FHN Jumbo Securitizations
1

First Horizon Branded Private Mortgage Securitizations:
Delinquencies and Cumulative Losses
Jumbo 60+ Day Delinquencies Alt-A 60+ Day Delinquencies
Jumbo Cumulative Losses Alt-A Cumulative Losses
Numbers and percentages may not add to total due to rounding. Data as of August 2012 with September Remits.
Data source: LoanPerformance, CPRCDR, Intex, PolyPaths, Bloomberg with company analysis.  FHN has not verified the data accuracy.
1 Cohort (Industry) = Loans of similar type/vintage relevant reference group.
Supplemental private securitization data provided on FHN’s website at ir.fhnc.com.
13% 8% 12%
Vintage Remaining Balance / Total 2005-2007 Current Jumbo and Alt-A Balances
34% 22% 10%
15% 9% 11%
Vintage Original Balance / Total 2005-2007 Original Jumbo and Alt-A Balances
34% 23% 8%
FHN
Industry¹
0%
6%
12%
18%
2005 2006 2007
0%
7%
14%
21%
28%
35%
2005 2006 2007
0%
4%
8%
12%
16%
20%
2005 2006 2007
0%
2%
4%
6%
8%
2005 2006 2007

FHFA Litigation Securitizations
FHFA Litigation Certificate Breakdown
Numbers and percentages may not add to total due to rounding. Data source: September 2012 Trustee Reports and the FHFA lawsuit filed on 9/2/11.
1 In April 2007, the GSEs purchased the remaining $161mm of UPB in the FHAMS 2005-AA12 IIA1 tranche, as reported in the FHFA lawsuit. This tranche had an origination balance of $213mm.
2 60D+ Delinquent defined as a delinquency status of 60 days or more and also bankruptcies, foreclosures and REO in such status for 60 days or more.
31
$1.0B
$874mm*
*The original balance related to the FHFA lawsuit is $874mm, plus an additional $9mm of cost over par, totaling $883mm
($ in millions)
Alt-A Deal
FHFA-Related
Tranche
Original
UPB
Paid
Off
Current
UPB
Performing
UPB
60D+
Delinquent
Cumulative
Loss
FHAMS 2005-AA9      IIA1 $214 $120 $85 $72 $13 $8
FHAMS 2005-AA10     IA1 $140 $80 $55 $47 $8 $5
FHAMS 2005-AA11     IA1 $129 $69 $50 $44 $5 $10
FHAMS 2005-AA12¹
IIA1 $161 $71 $78 $64 $13 $12
FHAMS 2006-AA1      IA1 $230 $136 $79 $65 $14 $16
FHFA Total $874 $476 $346 $292 $54 $51
Paid Off 54%
Performing UPB 33%
60D+ Delinquent² 6%
Cumulative Loss 6%
$0.0
$0.2
$0.4
$0.6
$0.8

Reconciliation to GAAP Financials
Slides in this presentation use non-GAAP information of net interest income adjusted for impact of FTE, assets, net interest margin, net charge-offs, fee income, revenue, expense & various ratios using one or more of those measures. That information is not presented according to generally accepted accounting principles (GAAP) & is reconciled to GAAP information below.
32
($ in millions)
3Q12 2Q12 1Q12 4Q11 3Q11
Regional Banking
Net interest income (GAAP) $150.4 $147.8 $146.7 $150.2 $140.7
FTE adjustment $1.6 $1.6 $1.5 $1.5 $1.4
Net interest income adjusted for impact of FTE (Non-GAAP) $151.9 $149.4 $148.2 $151.7 $142.1
Capital Markets
Net interest income (GAAP) $4.8 $5.6 $5.7 $5.5 $5.6
FTE adjustment $0.2 $0.2 $0.1 $0.1 $0.1
Net interest income adjusted for impact of FTE (Non-GAAP) $4.9 $5.8 $5.8 $5.6 $5.6
Corporate
Net interest income (GAAP) ($5.3) ($4.7) ($5.3) ($4.4) ($1.1)
FTE adjustment $0.0 $0.0 $0.0 $0.0 $0.0
Net interest income adjusted for impact of FTE (Non-GAAP) ($5.3) ($4.7) ($5.3) ($4.3) ($1.0)
Non-Strategic
Net interest income (GAAP) $23.6 $24.0 $24.9 $27.5 $31.2
FTE adjustment $0.0 $0.0 $0.0 $0.0 $0.0
Net interest income adjusted for impact of FTE (Non-GAAP) $23.6 $24.0 $24.9 $27.5 $31.2
Total Consolidated
Net interest income (GAAP) $173.5 $172.7 $171.9 $178.9 $176.3
FTE adjustment $1.8 $1.8 $1.7 $1.7 $1.6
Net interest income adjusted for impact of FTE (Non-GAAP) $175.2 $174.4 $173.6 $180.5 $177.9
3Q12
Return
on Assets¹
Net Interest
Margin
Net Charge-Offs/
Average Loans¹
Fee Income /
Total Revenue
Efficiency
Ratio
    Regional Banking (GAAP) 1.35% 4.92% 0.55% 30% 66%
    Capital Markets (GAAP) 2.33% 1.12% 0.0% 94% 75%
    Corporate (GAAP) -0.45% -0.54% NM NM NM
  Core Businesses (Non-GAAP) 1.00% 3.40% 0.54% 50% 75%
  Non-Strategic (GAAP) -1.87% 2.15% 6.19% 31% 103%
Consolidated (GAAP) 0.45% 3.15% 1.92% 49% 78%
Numbers may not add to total due to rounding.
1 ROTCE, ROA and Net Charge-offs / Average loans are annualized.

Reconciliation to GAAP Financials
Slides in this presentation use non-GAAP information of tangible assets, tangible common equity, tier 1 common capital, and various ratios using one or more of those measures. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.
33
Numbers may not add to total due to rounding.
1 Includes goodwill and other intangible assets, net of amortization.
2 Current quarter is an estimate.
($ in millions)
3Q12 2Q12 1Q12 4Q11 3Q11
Tangible Common Equity (Non-GAAP)
Total equity (GAAP) $2,531.9 $2,514.4 $2,674.2 $2,684.6 $2,743.2
Less: noncontrolling interest 295.2 295.2 295.2 295.2 295.2
Total common equity 2,236.7 2,219.2 2,379.0 2,389.5 2,448.1
Less: intangible assets (GAAP)
1
157.9 158.9 159.9 159.9 160.9
Tangible common equity (Non-GAAP) 2,078.8 2,060.3 2,219.1 2,229.6 2,287.2
Less: unrealized gains on AFS securities, net of tax 63.9 63.7 67.1 67.1 79.4
Adjusted tangible common equity (Non-GAAP) 2,014.9 1,996.7 2,152.1 2,162.5 2,207.8
Tangible Assets (Non-GAAP)
Total assets (GAAP) $25,739.8 $25,493.0 $25,679.0 $24,789.4 $25,571.5
Less: intangible assets (GAAP)¹
157.9 158.9 159.9 159.9 160.9
Tangible assets (Non-GAAP) 25,581.9 25,334.1 25,519.1 24,629.5 25,410.6
Tier 1 Common (Non-GAAP)
Tier 1 capital²
$2,641.4 $2,626.7 $2,841.1 $2,850.5 $2,875.1
Less: noncontrolling interest - FTBNA preferred stock 294.8 294.8 294.8 294.8 294.8
Less: trust preferred 200.0 200.0 200.0 200.0 200.0
Tier 1 common (Non-GAAP)
2,146.6 2,131.9 2,346.2 2,355.6 2,380.3
Risk Weighted Assets
Risk weighted assets
2
$20,095.0 $20,022.4 $19,783.4 $20,026.4 $19,910.8
Ratios
Tangible common equity to tangible assets (TCE/TA) (Non-GAAP) 8.13% 8.13% 8.70% 9.05% 9.00%
Total equity to total assets (GAAP) 9.84% 9.86% 10.41% 10.83% 10.73%
Tier 1 common ratio (Non-GAAP)²
10.68% 10.65% 11.86% 11.76% 11.95%
Tier 1 capital to total assets (GAAP)
2
10.26% 10.30% 11.06% 11.50% 11.24%
Tangible common equity to risk weighted assets (TCE/RWA) (Non-GAAP)
2
10.34% 10.29% 11.22% 11.13% 11.49%
Tangible common equity plus reserves to risk weighted assets (Non-GAAP) 11.75% 11.89% 12.97% 13.05% 13.75%
Total equity plus reserves to total assets (GAAP) 10.93% 11.12% 11.76% 12.38% 12.49%
2
2

Reconciliation to GAAP Financials
Slides in this presentation use non-GAAP information of EPS, diluted shares, net income, revenue, FTEs, and pre-tax income &
various ratios using one or more of those measures. That information is not presented according to generally accepted accounting principles (GAAP) & reconciled to GAAP information below.
34
Numbers may not add to total due to rounding.
3Q12 Per Share Impact (Non-GAAP)
(In millions, except per share data)
Incremental
Provision
Litigation
Reserve
Net Impact from Restructuring,
Repositioning and
Efficiency Initiatives
Certain Charges ($30) ($7) ($3)
Tax Benefit (38.40%) $12 $3 $1
After-Tax Impact ($18) ($4) ($2)
Diluted Shares (GAAP) 248 248 248
Per Share Impact of Certain Charges (Non-GAAP) ($0.07) ($0.02) ($0.01)
Diluted EPS (GAAP)
(In millions, except per share data)
Net Income Available to Common
Diluted Shares
Diluted Earnings Per Share
3Q12
$26
248
$0.10
Regional Banking Revenue Per FTE
($ in 000s)
3Q12 2Q12 3Q11
Total Revenue $214,306 $212,664 $208,754
FTEs 3,122 3,245 3,279
Revenue Per FTE $69 $66 $64
3Q12 2Q12 3Q11
Regional Banking Pre-Tax Income (GAAP) $69 $65 $94
Capital Markets Pre-Tax Income (GAAP) $21 $20 $28
Corporate Pre-Tax Income / (Loss) (GAAP) -$19 -$21 $18
Core Businesses Pre-Tax Income (Non-GAAP) $70 $64 $140
Non-Strategic Pre-Tax Income / (Loss) (GAAP) -$37 -$275 -$97
Consolidated Pre-Tax Income / (Loss) (GAAP) $34 -$211 $43
Pre-Tax Income
($ in millions)

Reconciliation to GAAP Financials

Slides in this presentation use non-GAAP information of tangible common equity, net income, and various ratios using  this measures. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to
GAAP information below.
Numbers may not add to total due to rounding.
1 Estimated by applying risk based capital regulations to period end assets.
2 Core Businesses include the Regional Banking, Capital Markets, and Corporate segments.
3 Applies the consolidated Tier 1 Common ratio of 10.68% to the Non-Strategic risk weighted assets.
Return on Tangible Common Equity
($ in millions)
3Q12
Average Common Equity (GAAP) $2,235
Intangibles (GAAP) $158
Tangible Common Equity (Non-GAAP) $2,077
Net Income Available to Common Shareholders (GAAP) $26
Annualized Return on Tangible Common Equity (Non-GAAP) 4.94%
Return On Tangible Common Equity
($ in millions)
3Q12
Total FHN Risk Weighted Assets Estimate
1
(Regulatory GAAP)
$20,095
Less: Non-Strategic Risk Weighted Assets Estimate
1
(Regulatory Non-GAAP)
$4,209
Total Core Businesses
2
Risk Weighted Assets Estimate (Non-GAAP)
$15,886
Total FHN Tangible Common Equity (Non-GAAP) $2,077
Less: Non-Strategic Allocated Tangible Common Equity at 10.68%
3
(Non-GAAP)
$450
Total Core Businesses
2
Tangible Common Equity (Non-GAAP)
$1,627
FHN Net Income to Common (GAAP) $26
Core Businesses
2
Net Income to Common (Non-GAAP)
$48
FHN Return on Tangible Common Equity (Non-GAAP) 4.94%
Core Businesses
2
Return on Tangible Common Equity (Non-GAAP)
11.79%
Core Businesses Net Income Available to Common 3Q12
Corporate Net Income (GAAP) ($6)
Less: Corporate Non-controlling Interest (GAAP) $3
Corporate Net Income Available to Common (Non-GAAP) ($9)
Regional Banking Net Income (GAAP) $44
Capital Markets Net Income (GAAP) $13
Core Businesses
1
Net Income Available to Common (Non-GAAP)
$48